Registrations No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

Delaware	3990	95-4451059
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

10866 Wilshire Boulevard, Suite 225

Los Angeles, CA 90024

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Nicholas S. Coscia

P.O. Box 789

Cardiff By the Sea, CA 92007

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)

Common Stock underlying Convertible Promissory Notes (3)	73,130,731	0.0768	5,616,440.15	$680.72
Common Stock underlying Warrants to Purchase Common Stock (4)	16,000,000	$0.125	$200,000	$24.24
Common Stock underlying Warrants to Purchase Common Stock (4)	15,000,000	$0.15	$2,250,000	$272.70
Common Stock underlying Warrants to Purchase Common Stock (4)	8,000,000	$0.25	$2,000,000	$242.40
Total	112,130,731			$1,220.06

(1)	Includes up to an aggregate of 112,130,731 shares of the Company’s (as defined herein) common stock, no par value (the “Common Stock”) consisting of 73,130,731 shares of Common Stock issuable upon conversion of the Notes, and up to 39,000,000 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the Selling Security Holder (as defined herein) identified herein.

(2)	Based on the reported closing price for our common stock on July 23, 2019 of $0.0768. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on conversion price applicable to shares issuable upon conversion of the Notes.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of warrants.

(5)	The fee is calculated by multiplying the aggregate offering amount by .0001212, pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY _____, 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Imaging3, Inc.

73,130,731 Shares of Common Stock Underlying Convertible Notes

39,000,000 Shares of Common Stock Underlying Convertible Warrants

This prospectus relates to the offering and resale by the Selling Security Holder identified herein of up to 112,130,731 shares of Common Stock of Imaging3, Inc. (the “Company”). These shares include 73,130,731 shares of Common Stock underlying that certain Convertible Promissory Note (the “Note”) issuable to the Selling Security Holder, and 39,000,000 shares of Common Stock issuable upon exercise of warrants (collectively, the “Warrants”) issued and sold to the Selling Security Holder in connection with the Note. The Note and Warrants were issued to the Selling Security Holder pursuant to that certain Securities Purchase Agreement, dated May 31, 2019, by and between the Company and the Selling Security Holder.

The Selling Security Holder may from time to time sell, transfer or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 34 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Security Holder.

Our Common Stock is currently quoted on the OTCQB under the symbol “IGNG”. On July 23, 2019 the closing price as reported on the OTCQB was $0.0768 per share. This price will fluctuate based on the demand for our Common Stock.

The Selling Security Holder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Our auditors have issued a going concern opinion. For more information please see the going concern opinion on page F-1 and the risk factors herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2019.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock and warrants, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2017 and 2018 are sometimes referred to herein as fiscal years 2017 and 2018, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or refer to Imaging3, Inc., a Delaware corporation, unless the context indicates otherwise.

BUSINESS

Our Company

Imaging3, Inc. (the “Company”) (OTCQB: IGNG) was incorporated on October 29, 1993 as Imaging Services, Inc. in the state of California. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002. From August 2002 until March 2019, the Company was a development stage medical device company specializing in the development of a portable, proprietary, X-ray imaging technology designed to produce 3D images in real time. The Company’s devices were designed to operate flexibly to serve varying imaging applications with less radiation exposure in a lower cost, lower weight and easily transportable format that does not require specialized power sources when compared to currently available 3D imaging devices. The Company was unable to raise sufficient capital to commercialize its imaging technology. The Company re-domiciled in Delaware by means of a merger of the Company with and into the Company’s wholly-owned subsidiary, Imaging3, Inc., a Delaware corporation (“IGNG-DE”) in March of 2018.

Share Exchange

The Company began discussions with Grapefruit Boulevard Investments, Inc., a California corporation (“Grapefruit”), on March 1, 2019, regarding the possible reverse acquisition of the Company by Grapefruit.

On March 11, 2019 the Company signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition via a share exchange agreement to be completed at some later date (the “Acquisition”) by Grapefruit. Grapefruit holds licenses issued by the State of California to manufacture and distribute cannabis products in California. Grapefruit commenced operations in mid-2018 and has received more than $450,000.00 in revenue from operations since Grapefruit own and operate a manufacturing plant and distribution center within the Coachillin’ Industrial Cultivation and Ancillary Canna Business Park in Desert Hot Springs near Palm Springs in Riverside County, California (the “Coachillin Site”). On Thursday, March 7, 2019 Grapefruit obtained its final permit and clearance from local authorities to commence operation of an ethanol extraction laboratory (the “Extraction Lab”) at the Coachillin site and commenced extraction and post production processing operations. The Extraction Lab is expected to be able to produce both THC and CBD oils from either Biomass or unrefined biomass or crude oil.

Pursuant to the terms of the LOI, the Company and Grapefruit initiated negotiations intended to result in completion of a definitive Share Exchange Agreement (the “Exchange Agreement”) encompassing all of the material terms of the Exchange Agreement during the second quarter of 2019. Pursuant to the terms of the LOI, the Exchange Agreement provided, among other things, that upon conclusion of the Acquisition, Grapefruit’s designees would own 80% of the then outstanding common shares of the Company and the Company’s current shareholders would own 20% of such outstanding common shares. In addition, the Company was required to settle certain outstanding creditor obligations on terms acceptable to both Grapefruit and the Company.

On July 10, 2019, the Company effectuated a Share Exchange pursuant to that certain Exchange Agreement. On the Closing Date, the Company issued to the Stakeholders an aggregate of approximately three hundred sixty-two million, two hundred, twenty-nine thousand, one hundred and one (362,229,101) newly issued shares of Common Stock of the Company, $0.001 par value, in exchange for 100% of the shares of Grapefruit’s common stock. As a result thereof, Grapefruit became a wholly owned subsidiary of the Company.

In addition, on June 3 2019, the (“Execution Date”) George Zdasiuk submitted his resignation as a member of the Board, effective immediately, John Hollister submitted his resignation as Chief Executive Officer, effective immediately, Kenneth J. Beihl resigned as an officer of the Company, effective immediately, and Jeffrey N. Peterson submitted his resignation as Chairman of the Board, effective immediately, and as a member of the Board, which resignation shall become effective on the 10th day following the filing of an information statement to the stockholders of the Company (the “Effective Date”). On the Execution Date, Bradley Yourist was appointed as Chief Executive Officer, President, Director and Chairman of the Board, effective immediately, and Daniel Yourist was appointed as Chief Operating Officer, Corporate Secretary and as a member of the Board of Directors, effective immediately.

By early June 2019, the Company had shifted its focus to manufacturing cannabis distillates and edibles and distribution of such cannabis products.

The Company is now focused on becoming a premier manufacturer and distributor of legal cannabis products in California. We will distribute our own branded product lines as well as product produced by other manufacturers. We will continue to service the wholesale cannabis marketplace by selling bulk Honey THC Oil, Flower and Trim to manufactures and other distributors throughout California. We will also offer our expert cannabis advice to others in connection with their branding, compliance, packaging, extraction, edible manufacturing and distribution logistics efforts.

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The Auctus Financing

In addition to focusing the Company’s operations on execution of Grapefruit’s cannabis product business plan, the Company is taking those steps necessary to complete its financing plan (the “Financing”) set forth in its Securities Purchase Agreement (the “SPA”) and related documents entered into between the Company and Auctus Fund, LLC “Auctus”) by which, subject to certain conditions precedent, Auctus is obligated to purchase up to $4,000,000.00 of Convertible Notes (the “Notes”) to be issued by the Company to Auctus and to exercise up to $6,200,000.00 of common stock purchase warrants (the “Warrants”) to be issued to Auctus by the Company pursuant to the SPA.

Industry Overview

Global consumer spending on legal cannabis in 2018 showed a growth rate of 20 percent in sales of cannabis in regulated markets. Cannabis sales are on track to increase 36 percent to $14.9 billion in 2019 and reach $40 billion by 2024 according to the “State of Legal Cannabis Markets” Report released by Arcview Market Research and BDS Analytics. This report points to growth in the cannabis markets while underlining the challenges that face the sector. The “Total Cannabinoid Market” (“TCM”) in the United States, which includes medical and recreational cannabis sales in regulated dispensaries, plus sales of FDA-approved pharmaceuticals and hemp-based CBD products.

Most notably, in 2018 the U.S. Food and Drug Administration (FDA) approved GW Pharmaceutical’s Epidiolex and passed the 2018 Farm Bill legalizing hemp and cannabidiol oil derived from hemp as long as it contained less than 0.3% THC. According to State of Legal Cannabis Markets, 7th Edition, by Arcview Market Research and BDS Analytics, the 2018 Farm Bill allows pharmacies, extraction labs, and general retailers to sell CBD-based products in all 50 states, which is expected to enhance the TCM. In the U.S. alone, sales of CBD products in all channels are expected to reach $20 billion by 2024.

In 2018 the legal cannabis industry experienced one of its slowest annual expansion rates since Colorado launched the adult-use era in 2014.

In California, its legal spending on cannabis fell, from $3 billion in 2017 to $2.5 billion, in the year in which it implemented an adult-use regulatory regime. A key takeaway from the California market is that highly restrictive regulations and high tax rates are hurting the legal market’s ability to compete with the illicit market. The barriers to enter into the legal cannabis market are also increasing in California because its temporary cannabis licensing scheme has ended. Currently any license applicant must now wait a protracted amount of time before the applicant receives its license and must wait a year in some cases for the application to make its way through the local and state licensing authorities.

According to the “State of Legal Cannabis Markets” Report, other key trends in the United States Legal Cannabis Markets include:

●	Total legal cannabis spending in regulated dispensaries in the U.S. topped $9.8 billion in 2018, and is forecast to grow to $30 billion in 2024, a compound annual growth rate (CAGR) of 20 percent.

●	Investment capital raised by cannabis companies more than quadrupled to $14 billion in 2018, according to Viridian Capital Advisors.

●	Despite a 55 percent decline in 2018 in New Cannabis Ventures’ Global Cannabis Stock Index, the five largest Canadian licensed producers closed the first quarter of 2019 at a combined market capitalization of $48 billion.

●	A total of 13 state markets will have passed the $1 billion mark in total annual legal cannabis spending by the end of 2024—by the end of 2018, only three had done so (California, Colorado and Washington).

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Grapefruit’s Competitive Advantage in the Industry

Grapefruit holds its State of California provisional licensing from the Bureau of Cannabis Control and the California Department of Public Health. The Company has its permanent annually renewable provisional license as opposed to a temporary license. The Company expects the annual renewal to be a non-intrusive and scaled down as opposed to what the renewal process was previously. The Company is one of the earliest registered distribution companies with the State of California to have an annually renewable license as opposed to the temporary licenses previously granted. In January 2019, the State of California revised its cannabis regulations to restrict the ability of companies to become licensed businesses.

California has three distinct regulatory agencies that govern the issuance of cultivation licenses, manufacturing licenses and distribution licenses. In order to foster the then-nascent commercial cannabis industry, the State of California initially allowed each regulatory agency to grant temporary licensing to companies with very minimal regulatory requirements and oversight. In fact, a new or then-existing cannabis company only had to show State Regulators that their local city was allowing their commercial cannabis business to operate which was an uncomplicated task. A temporary license was a conditional license that allowed a cannabis business to engage in commercial cannabis activity for a period of 120 days. The State granted operators 90-day extensions of their temporary license while final cannabis regulations were being developed and officially implemented by the State.

On January 1, 2019, the State of California eliminated the temporary cannabis licensing scheme. The impact of this regulatory restriction prevents all new cannabis companies from starting their operations without first applying for, and obtaining, a provisional license from the appropriate regulatory agency. The same regulatory restriction prevents existing, but unregulated, cannabis companies from continuing to engage in commercial cannabis operations without shutting down while applying for, and obtaining, an annual license from the appropriate regulatory agency. The elimination of the temporary license scheme significantly thinned out the number of commercial cannabis businesses operating in the State. This was due to the regulatory requirements required to apply for an annual license which include compliance with the California Environmental Quality Act, provision of a Hazardous Waste Disposal Plan and the multitude of other regulatory requirements to operate a compliant cannabis business.

The regulatory changes have impacted the ability of new businesses to enter the marketplace and compete with Grapefruit. However, none of Grapefruit’s commercial cannabis businesses have been impacted by the regulatory changes to the marketplace.

Grapefruit owns two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. Grapefruit understood the State’s regulatory burdens and expense for commercial cannabis businesses to successfully operate. For example, the State requires cannabis business to provide 24 hour-per-day on-site armed security for their facility. This is a shared expense of the property Coachillin property owners. In addition, Coachillin property owners pay agricultural power rates of nine (9) cents per kilowatt hour which is significantly less than what others pay for power. The location within Coachillin allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

Grapefruit intends on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms. The canopy will produce thousands of pounds of the highest quality indoor cultivars of cannabis annually.

The Coachillin’ property owners’ association, which Grapefruit is a part of, will feature a unique drive through retail cannabis dispensary right off highway 10 on the way to Coachella and Palm Springs. Grapefruit will have the right to sell its cannabis products directly to the public through the drive through dispensary. Coachillin’ will also feature a cannabis hotel and music stadium and other visitor areas. By Grapefruit locating in Coachillin, the company gains instant exposure to thousands of hotel guests and other cannabis visitors that will visit the Coachillin’ cannabis friendly resort over time. Grapefruit believes that the canna-tourism industry will mature to be similar to the wine industry and can capitalize on this industry by virtue of its location within the Canna-business park.

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Distribution

Grapefruit initially obtained its California wholesale recreational and medicinal cannabis distribution license on January 4, 2018. Thereafter, Grapefruit met all of its ongoing regulatory requirements and filed its application for an annual distribution license. In May 2019, Grapefruit was granted its provisional distribution license, thereby acquiring the regulatory foundation necessary to expand its distribution business. From July 2018 through the first quarter of 2019, Grapefruit used its distribution license to sell bulk cannabis flowers and trim to other distributors and to manufacturers to satisfy their own raw materials requirements. In addition, Grapefruit sold flowers, vape cartridges and concentrates to licensed retailers throughout California.

In California, cannabis cultivators and manufactures are prohibited from selling their products – e.g., flowers or edibles - directly into the marketplace. These companies are required to use a licensed distributor, such as Grapefruit. Grapefruit’s distribution license affords it a twofold strategic advantage: first, to market and sell its own cannabis product lines to retailers throughout California; and second to buy and resell bulk cannabis oil, flower and trim as an unfettered middleman to any properly licensed customer anywhere in California that it identifies a profit opportunity.

Additionally, after marijuana plants are mature, they’re harvested within a certain time frame to keep the product fresh. Throughout the growth cycle and during this specific time period after the plant has been harvested, a grower will trim the plant of its leaves, focusing mostly on the remaining buds. Specifically speaking, trim is defined as the excess snipping of leaves from buds of marijuana plants. Note that leftover product can still be used to make extractions, tinctures, hash and edibles, so growers and trimmers alike can always increase sales with a larger product offering.

Manufacturing

The Company owns a fully licensed ethanol extraction facility in the City of Desert Hot Springs, CA. The Company owns and operates a Type 6 Ethanol Extraction Plant which removes the essential cannabis compounds, such as THC Distillate, that we, and others use, to produce cannabis products.

Grapefruit’s extraction lab produces high quality distillate or “Honey Oil” from trim that Grapefruit sources utilizing its distribution license as set forth above. THC Honey Oil is a fundamental cannabis commodity which serves as the active ingredient in products from infused edibles to tinctures/creams to the cartridges used in vapes or e-cigarettes. Honey Oil sells in the wholesale marketplace at approximately $6,250 to $8,800.00 per liter. Pricing is dependent on quantity purchased as well as other market factors such as the availability and cost of the underlying trim – the raw cannabis material from which Grapefruit produces oil. Grapefruit began extraction operations in May 2019. Plans are in place to expand production through the purchase of additional extraction equipment which we expect will to allow the lab to produce two (2) to four (4) liters per day of finished Honey Oil by the end of 2019. Grapefruit chose to set up its extraction laboratory in the City of Desert Hot Springs because the City does not tax the manufacture of oil by Grapefruit at its Desert Hot Springs extraction facility, thereby providing Grapefruit with an additional competitive advantage.

THC Distillate is an all-purpose product that is used in the manufacture of everything from cannabis edibles to “e-cigarette” vape carts to tinctures, to creams and pre-rolled cannabis “joints”. We sell our distillate in California to companies that manufacturer their own product lines of edibles and/or vape cards. We also intend to use our own Distillate to produce our branded line of edibles and vape carts to allow us to control the quality of our product lines. We also manufacture marijuana cigarettes (which we market as pre-rolls) for sale into the retail marketplace. This manufacturing process is streamlined through the use of machinery and our employees who inspect each marijuana cigarette to ensure quality control. We have partnered with different manufactures in California to manufacture our line of branded products we intend to distribute and/or sell into the marketplace. We do not restrict our needs to a single manufacturer or distribution company as we maintain ongoing relationships with Tier 1 vendors across the cannabis eco-system.

Branding

We package and brand cannabis products. . One of the key elements to our branding strategy is performing an analysis on a product’s competitor(s) currently in the retail space and working to make our product stand out. We work on pricing strategies, boutique branding elements and other ways to differentiate when shelf space gets limited and retailers slow down on taking certain product classes.

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Sugar Stoned

Grapefruit acquired the Sugar Stoned® brand in the winter of 2018 for use through the winter of 2021. We began the manufacturing process and research and development process for our products immediately, and recently began to sell and distribute Sugar Stoned branded products throughout California. Retail cannabis product consumers can purchase Sugar Stoned infused gummies that have been tested and are certified to be pesticide and heavy metal free by a third party laboratory before being released at retail. Sugar Stoned brand is now a Grapefruit portfolio brand consisting of a premium quality cannabis infused gummy line with eight different flavors: Blue Raspberry, Cherry, Grape, Peach, Pineapple, Sour Apple, Strawberry and Watermelon.

Rainbow Dreams

Grapefruit recently launched a new life-style brand designed specifically for the recreational cannabis marketplace called “Rainbow Dreams.” The Rainbow Dreams brand captures the “anything goes party vibe” of the 1970s by offering an array of cannabis products such as a line of vape cartridges with unique cannabis strains combined with all natural flavors for a no-burn experience compared to the traditional or earlier generation cartridges which burn at much higher temperatures and provide the user with a burning sensation when inhaling. Rainbow Dreams fills a niche in the marketplace – a top shelf quality product line that we expect to be competitively priced. We are currently developing THC and CBD infused gummies and mints which expect to incorporate into the Rainbow Dreams product line and make available for sale by the end of 2019.

We are also in the process of preparing to introduce several cannabis infused offerings and a new line of THC and CBD vaporizer cartridges in the third quarter of 2019.

Intellectual Property

The Company expects to file trademark requests with the State of California within the next three months relating to some of the Company’s brands and products.

The Company currently maintains a portfolio of trade secrets relating to the formulas for its CBD gummies, vaporization cartridges and oils.

Tolling

We expect to enter into toll processing agreements by which cultivators will provide us with their dried biomass (i.e., Trim) which we then process at our extraction facility into finished distillate. In exchange, we provide 50% of the finished product to the cultivator. The cultivator is free to use our distribution service to sell their finished product or transfer the finished product to another distributor.

Packaging

We provide packaging services to re-integrate formally unlicensed products back into the legal marketplace. The space on packaging is limited due to compliance laws. We spend a significant amount of time working out these issues in a pre-production phase. Our goal is to keep a brand’s original design work while complying with the all government regulations. We devote serious efforts to re-brand an unlicensed product to quickly and efficiently re-integrate it into the retail space.

Marketing and Sales

We have retained employees with cannabis-related experience in product manufacturing, branding, marketing and retail sales in the State of California. We have a strategic relationship with a full service traditional and digital marketing agency that will promote our company and products. We have a multi-pronged approach to marketing our Company and its branded product lines: (1) social media – including Instagram, Facebook and Twitter; (2) influencers who are expected to promote our branded products directly to recreational cannabis users; (3) attendance at specific industry events that are designed to promote our company to both macro and micro targeted audiences; (4) targeted radio advertising designed to reach the recreational marketplace and static marketing (e.g., well placed bill board advertising); and (5) use of our sales force for the personal touch required to obtain shelf-space in all recreational and medicinal dispensaries.

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The Company employs inside sales persons for retail, and outside sales people for wholesale purchases. Additionally, the Company maintains an online digital platform where customers may purchase the Company’s products.

Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. So far, we have been able to source the materials required to manufacture our THC Distillate as well as our edibles and vape cartridges. Our products use both non-cannabis and cannabis raw materials. We have the entire United States for the sourcing non-cannabis raw materials – such as terpenes, which are the compounds from plant extracts that provide the unique flavor profile in cannabis products, and ccells, which are the industry standard vaporization carts. The California cannabis marketplace is diverse and we have developed the relationships with other companies to ensure the consistent availability of the raw materials.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Competition

The cannabis industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products and services providers. Several significant competitors may offer products and/or services with prices that may match or are lower than ours. We believe that the products and services we offer are generally competitive with those offered by other cannabis companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Additionally, CBD is a naturally occurring cannabinoid constituent of cannabis. It was discovered in 1940 and is known to exhibit neuroprotective properties in many experimental systems. However, development of CBD as a drug has been confounded by the following: 1) low potency; 2) a large number of molecular targets; 3) marginal pharmacokinetic properties; and 4) designation as a schedule 1 controlled substance. We view that companies specializing in the sale, distribution and manufacturing of CBD based products as some of our stronger competitors based on recent laws and regulatory schemes.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

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The FDA has broad authority to enforce the provisions of the FDCA and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Additionally, the Company is also subject to California law regarding dissemination of information via advertising. Mainly, these rules and regulations relate to directing advertisements to people aged 21 years and older. The type of advertising the Company expects to conduct and pursue is similar to how alcohol companies direct their advertising and marketing efforts.

Controlled Substance Regulation

At some point our products may be developed and be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Certain products we may develop could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription. We do not intend to produce “controlled substances” at this time, due to regulatory complications.

Employees

As of July 24, 2019, we had 14 full-time employees. Grapefruit has 4 employees at its lab facilities. One of the lab employees is responsible for managing onsite operations at the Warehouse. Grapefruit has a total of 5 inside sales and branding employees as well as 2 employees for operational support. Finally, the Company has 3 outside sales people located in Northern California. These sales people are in charge of Grapefruit’s bulk flower and trim sales. Our employees are not represented by a labor union or other collective bargaining groups at this point in time, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

10

Properties

We own approximately two acres of real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park in Desert Hot Springs, located on the extension of North Canyon Rd., approximately 10 miles north of the center of Palm Springs. We intend on building a fully integrated distribution, manufacturing and cultivation facility to become a seed to sale, fully vertically integrated Cannabis and CBD product Company.

Additionally, our cannabis and CBD extraction laboratory and distribution facility is located in the same Canna-Business Park. On September 1, 2018, the Company entered into a three-year lease for approximately 2,268 square feet which commenced on March 1, 2018. Monthly lease payments are approximately $1,134.

Legal Proceedings

From time to time, we may become involved in lawsuits, investigations and claims that arise in the ordinary course of business. As of the date of this prospectus, we are not a party to any litigation whereby the outcome of such litigation, if determined adversely to us, would materially affect our financial position, results of operations or cash flows.

Available Information

The Company maintains a website at www.imaging3.com. Our Code of Business Conduct and Ethics, as reviewed and updated on October 26, 2017, is available on our website. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge on our website as soon as practicable after electronic filing of such material with, or furnishing it to, the U.S. Securities and Exchange Commission (the SEC”). This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington D.C. 20549. The SEC also maintains an internet website that contains reports, proxy statements, and other information about issuers, like Imaging3, Inc., who file electronically with the SEC. The address of the site is http://www.sec.gov.

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to an aggregate of 112,130,731 shares of the Company’s Common Stock, consisting of 73,130,731 shares of our Common Stock by the Selling Security Holder that may be issued upon conversion of the Note, and up to 39,000,000 shares of our Common Stock by the Selling Security Holder that may be issued upon the exercise of Warrants.

In connection with the Private Offering, under the terms of the Registration Rights Agreement entered into with the Selling Security Holder on the same date and in connection with the Securities Purchase Agreement, we must register with the U.S. Securities and Exchange Commission 73,130,731 shares of Common Stock underlying the Notes, and 39,000,000 shares of Common Stock underlying the Warrants. The number of shares of Common Stock ultimately offered for resale by the Selling Security Holder depends upon how much of the Note and Warrants the Selling Security Holder elect to convert and exercise, respectively, and the liquidity and market price of our Common Stock.

11

Common Stock to be offering by the Selling Security Holder offered by us:	We are offering 112,130,731 shares of Common Stock consisting of: (i) 73,130,731 shares underlying the Note and (ii) 39,000,000 shares underlying the Warrants. The Note is convertible immediately and has a conversion price of $0.23 per share or 95% of the mathematical average of the five lowest trading prices for the Company’s common stock on the OTCQB for the period from the closing to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15. The Warrants are exercisable immediately, have an exercise prices of $0.125, $0.15 and $0.25 per share and expire five years from the date of issuance.

Common Stock outstanding prior to this offering (1)	460,372,807

Common stock to be outstanding after the offering (1)	572,503,538 shares of common stock if the 73,130,731 shares of Common Stock underlying the Note are issued and 39,000,000 shares of common underlying the Warrants are also exercised in full.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Security Holder. All of the net proceeds from the sale of our common stock will go to the Selling Security Holder as described below in the sections entitled “Selling Security Holder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Security Holder. The Company shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTCQB under the trading symbol “IGNG”.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 460,372,807 shares outstanding as of July 23, 2019, and including or excluding the following as of such date:

●	Excludes 250,000 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.00 per share.

●	Excludes 23,062,776 shares of Common Stock issuable upon exercise of warrants outstanding as of July 23, 2019 having a weighted average exercise price of $0.14 per share;

●	Excludes 73,130,731 shares of Common Stock issuable upon conversion of the Notes offered in this offering;

●	Excludes 39,000,000 shares of Common Stock issuable upon exercise of the Warrants offered in this offering; and

12

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the three months ended March 31, 2019 and 2018 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of March 31, 2019 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended March 31, 2019 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2019 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

IMAGING3, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2018	Year Ended December 31, 2017

Net revenues	$-	$41,829

Cost of goods sold	-	14,263
Gross profit	-	27,566

Operating expenses
General and administrative expenses	6,321,546	1,654,541
Total operating expenses	6,321,546	1,654,541

Loss from operations	(6,321,546)	(1,626,975)

Other income (expense):
Interest expense	(679,685)	(1,171,708)
Change in value of derivatives	(179,639)	1,895,731
Gain (loss) on extinguishment of debt	100,914	3,668,776
Settlement of legal debt	(1,026,071)	-
Other income	(23,327)	87,487
Total other income (expense)	(1,807,808)	4,480,286

Income (loss) before income tax	(8,129,354)	2,853,311

Provision for income taxes	800	800

Net income (loss)	$(8,130,154)	$2,852,511

Net income (loss) per share - Basic	$(0.25)	$0.21
Net income (loss) per share - Diluted	$(0.25)	$0.18

Weighted average common stock outstanding - Basic	32,116,087	13,825,914
Weighted average common stock outstanding - Diluted	32,116,087	15,667,279

*The financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split that occurred on March 16, 2018.

13

IMAGING3, INC.
CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31, 2019	Three months ended March 31, 2018

Net revenues	$-	$-

Cost of goods sold	-	-
Gross profit (loss)	-	-

Operating expenses:
General and administrative expenses	195,325	5,671,297
Total operating expenses	195,325	5,671,297

Loss from operations	(195,325)	(5,671,297)

Other income (expense):
Interest expense	(48,296)	(305,293)
Change in value of derivative instruments	(15,633,479)	(745,855)
Gain (loss) on extinguishment of debt	(49,926)	(6,958)
Other income (expense)	-	-
Total other income (expense)	(15,731,701)	(1,058,106)

Income (loss) before income taxes	(15,927,026)	(6,729,403)

Provision for income taxes		-

Net income (loss)	$(15,927,026)	$(6,729,403)

Net income (loss) per share - Basic	$(0.39)	$(0.37)
Net income (loss) per share - Diluted	$(0.39)	$(0.37)
Weighted average common stock outstanding - Basic	41,225,688	18,074,095
Weighted average common stock outstanding - Diluted	41,225,688	18,074,095

14

IMAGING3, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,214	$3,594

Total current assets	14,214	3,594

PROPERTY AND EQUIPMENT, net	-	-
Total assets	$14,214	$3,594

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$703,518	$488,102
Administrative claims payable	1,113,708	-
Accrued expenses	372,773	216,031
Subscriptions payable	289,283	130,600
Derivative liability	677,990	701,347
Convertible notes payable, net of discount of $- and $455,478	2,167,107	1,043,502
Total current liabilities	5,324,379	2,579,582
LONG TERM LIABILITIES
Administrative claims payable	-	1,131,916

TOTAL LIABILITIES	5,324,379	3,711,498
COMMITMENTS AND CONTINGENCIES, note 10

STOCKHOLDERS’ DEFICIT:
	-	-
Common stock and additional paid-in capital authorized 1,000,000,000 shares, no par value and 40,426,983 and 15,474,454 issued and outstanding as of December 31, 2018, and December 31, 2017, respectively	15,944,948	9,417,055
Accumulated deficit	(21,255,113)	(13,124,959)
Total stockholders’ deficit	(5,310,165)	(3,707,904)
Total liabilities and stockholders’ deficit	$14,214	$3,594

15

IMAGING3, INC.

BALANCE SHEETS

(unaudited)

	March 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$67,146	$14,214

Total current assets	67,146	14,214

PROPERTY AND EQUIPMENT, net	-	-
Total assets	$67,146	$14,214

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$681,776	$703,518
Administrative claims payable	1,113,708	1,113,708
Accrued expenses	394,356	372,773
Subscriptions payable	256,000	289,283
Derivative liability	15,442,307	677,990
Convertible notes payable, net of discount of $- and $179,307	2,165,482	2,167,107
Total current liabilities	20,053,629	5,324,379
LONG TERM LIABILITIES
Administrative claims payable	-	-

TOTAL LIABILITIES	20,053,629	5,324,379
COMMITMENTS AND CONTINGENCIES, note 8

STOCKHOLDERS’ DEFICIT:
	-	-
Common stock and additional paid-in capital authorized 1,000,000,000 shares, no par value and 49,689,768 and 40,426,983 issued and outstanding as of March 31, 2019, and December 31, 2018, respectively	17,195,658	15,944,948
Accumulated deficit	(37,182,141)	(21,255,113)
Total stockholders’ deficit	(19,986,483)	(5,310,165)
Total liabilities and stockholders’ deficit	$67,146	$14,214

16

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Business

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern as of December 31, 2018. If we are unable to fund operations through our operating business and are unable to obtain sufficient financing in the near term as required or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We have generated losses and not yet achieved positive cash flows, which may adversely affect our liquidity and ability to continue as a going concern.

We cannot assure you that we will be able to achieve revenue growth, profitability or positive cash flow, on either a quarterly or annual basis, or that profitability, if achieved, will be sustained. Our ability to meet our long-term business objectives likely will be dependent upon establishing increased cash flow from operations or securing other sources of financing. If our losses continue, however, our liquidity may be severely impaired, our stock price may fall and our shareholders may lose all or a significant portion of their investment.

We may not be able to implement our growth and marketing strategy successfully or on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and sales of our product portfolio, attracting new consumers to our brand and introducing new product lines and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with other potential distributors of our all-natural raw material products;

●	increase our brand recognition;

●	expand and maintain brand loyalty; and

●	research new applications for existing products and develop new product lines and extensions.

Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We may not have the liquidity to support our future operations and capital requirements.

Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, in addition to the proceeds from this offering, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all. If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

We sell our products in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceutical industry is subject to significant competition and pricing pressures. We will experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceutical companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

17

Marijuana, and Cannabinoids and CBD with more than 0.3% THC are illegal under federal law.

Marijuana, and CBD containing in excess of 0.3% THC are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although the products we buy are certified as THC free, if there were mistakes in processing or mislabeling and THC were found in our products we could be subject to enforcement and prosecution which would have a negative impact on our business and operation.

Laws and regulations affecting our industry are constantly changing.

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Our business is dependent on laws pertaining to the cannabis industry.

The federal government has issued guidance to federal prosecutors concerning marijuana enforcement under the Controlled Substances Act (CSA). The Cole Memorandum updates that guidance in light of state ballot initiatives that legalize under state law the possession of small amounts of marijuana and provide for the regulation of marijuana production, processing, and sale. The guidance set forth herein applies to all federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning marijuana in all states.

18

Congress has determined that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Department of Justice is committed to enforcement of the Controlled Substance Act (CSA) consistent with those determinations. The Department is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, as several states enacted laws relating to the use of marijuana for medical purposes, the Department in recent years has focused its efforts on certain enforcement priorities that are particularly important to the federal government:

●	Preventing the distribution of marijuana to minors;

●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

●	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

●	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	Providing the necessary resources and demonstrate the willingness to enforce their laws, and,

●	Enacting regulations in a manner that ensures they do not undermine federal enforcement priorities.

In jurisdictions that have enacted laws legalizing marijuana in some form, and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities set forth above. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of marijuana outside of the regulated system and to other states, prohibiting access to marijuana by minors, and replacing an illicit marijuana trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing marijuana-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

As with the Department’s previous statements on this subject, this memorandum is intended solely as a guide to the exercise of investigative and prosecutorial discretion. This memorandum does not alter in any way the Department’s authority to enforce federal law, including federal laws relating to marijuana, regardless of state law. Neither the guidance herein nor any state or local law provides a legal defense to a violation of federal law, including any civil or criminal violation of the CSA. Even in jurisdictions with strong and effective regulatory systems, evidence that particular conduct threatens federal priorities will subject that person or entity to federal enforcement action, based on the circumstances. This memorandum is not intended to, does not, and may not be relied upon to create any rights, substantive or procedural, enforceable at law by any party in any matter civil or criminal. It applies prospectively to the exercise of prosecutorial discretion in future cases and does not provide defendants or subjects of enforcement action with a basis for reconsideration of any pending civil action or criminal prosecution. Finally, nothing herein precludes investigation or prosecution, even in the absence of any one of the factors listed above, in particular circumstances where investigation and prosecution otherwise serves an important federal interest.

As to the Company engaging in business outside of the jurisdiction of the U.S.A., the Company must first assume that the laws in other country(s), territories or destinations are similar to that of the U.S. Federal Government, however, the Company must then retain competent legal counsel in this outside jurisdiction and insisting that they understand and obtain a copy of these foreign laws and rules and should gain the expertise and representation of a foreign specialist or attorney in the foreign destination being considered prior to engaging in any cannabis, marijuana or hemp business.

Our business is subject to risk of government action.

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

19

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of cannabis, medical marijuana and recreational marijuana as well as CBD and full spectrum cannabinoids. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. Any inroads the pharmaceutical industry could make in halting the impending cannabis industry could have a detrimental impact on our business.

The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

The success of our business depends on our continued ability to use our existing tradenames in order to increase our brand awareness. As of the date hereof, we do not have any federally registered trademarks owned by us, but we plan to pursue state registered trademarks with the State of California for our Sugar Stoned and Rainbow Dreams brands. The unauthorized use or other misappropriation of any of the foregoing trademarks or tradenames could diminish the value of our business which would have a material adverse effect on our financial condition and results of operation.

The possible FDA Regulation of cannabis marijuana and CBD, and the possible registration of facilities where cannabis is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The FDA has not approved cannabis, marijuana, industrial hemp or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considers these substances illegal Schedule 1 drugs. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that may contain cannabis, industrial hemp or CBD derived from industrial hemp. Further, The FDA has concluded that products containing cannabis, marijuana industrial hemp or CBD derived from industrial hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. Our products are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning products containing cannabis, marijuana, or CBD derived from industrial hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of cannabis and marijuana; regulations covering the physical facilities where cannabis and marijuana are grown; and possible testing to determine efficacy and safety of CBD. In this hypothetical event, our industrial hemp based products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

We may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services” to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date, it is not clear if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry.

20

Banking regulations in our business are costly and time consuming.

In assessing the risk of providing services to a marijuana-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly. Currently we are not licensed and have operated in a manner to avoid the necessity of licensure by not using products containing THC, nevertheless CBD and cannibinoids are still part of the cannabis plant and as such are considered schedule 1 drugs, as such many banks will not transact business with us. We have been successful to date in finding merchant credit card processing and a bank that will do business with us. If either of them decided to cease doing business with us we would not have a way to receive payment and our operations would be negatively affected unless we could find a new bank or processor that would work with us, of which there can be no assurance.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

The Company’s industry is highly competitive and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Our products and services are new and our industry is rapidly evolving.

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of our brands and develop consumer loyalty;

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●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for the Company will develop or that demand for Company’s products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other health and wellness companies. Consumer perception of health products, nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

●	our ability to deliver products in a timely manner in sufficient volumes;

●	our ability to recognize product trends;

●	our loss of one or more significant customers;

●	the introduction of successful new products by our competitors;

●	adverse media reports on the use or efficacy of nutritional supplements; and

●	our inability to make our online division profitable.

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Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent representative and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with members of our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

Independent Sales Representatives could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

We sell our products through a sales force of independent representatives. The independent representatives are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our representatives will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our policies and procedures. All independent representatives will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding products or income potential from the distribution of the products. However, independent representatives may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent representatives activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

Uncertainty of profitability.

Our business strategy may result in increased volatility of revenues and earnings. As we only have a limited number of products developed at this time, our overall success will depend on a limited number of products and our ability to develop or find new ones or new applications as well as our research and development efforts, which may cause variability and unsteady profits and losses depending on the products offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

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●	The acceptance of the terms and conditions of our service.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

●	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a potentially highly competitive market.

The markets for businesses in the medical marijuana and recreational marijuana industries as well as their related CBD and cannabinoid industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our products and brands to distinguish our products from our competitors’ products. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue. We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights, or prevent other parties from developing similar technology or designing around our intellectual property.

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Our lack of sufficient patent and/or trademark or copyright protection and any unauthorized use of our proprietary information and technology may affect our business.

We currently rely on a combination of protections by patents and contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of certain patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

Ordinary and necessary business deduction other than the cost of goods sold are disallowed by the Internal Revenue Services for Cannabis companies under IRC Section 280E.

At this juncture, we do not believe that IRS 280E interferes with our businesses model from deducting ordinary and necessary business expenses because we believe that we are in compliance with the 2014 Farm Bill and/or the products we sell are either from participants that are compliant with the 2014 Farm Bill or are made from lawfully imported industrial hemp full spectrum cannabinoids or CBD. Although we believe that the Farm Bill applies to commercial activity in that it references the “marketing,” “sale” and “transportation,” of industrial hemp and hemp products that are derived from an authorized state program, it is possible that our suppliers may not be in compliance with the Farm Bill or that a government agency or prosecutor could take a narrower view of the activity allowed under the Farm Bill or import laws, if that were the case we could be seen as selling and distributing a Schedule 1 substance under the CSA and we would therefore be subject to IRC Section 280E. IRC Section 280E only allows the cost of goods sold to be deducted from revenues earned from the sale of cannabis and cannabis products that come under the purview of the CSA. If that were the case we would not be able to deduct many of our overhead expenses. To the extent that we have subsidiaries and other lines of trade or business, many of those overhead expenses could be allocated to those subsidiaries that are note involved in products that come within the CSA so we would have an opportunity to deduct those disallowed expenses elsewhere. Nevertheless, the revenue that is derived from those other trade or businesses may not be as large as the corresponding deductions so be may still not be able to realize the full benefit of those expenses and instead have net operating losses in the other trade or businesses that we would not be able to use or would have to carry-forward indefinitely. In addition, if the Company enters the cannabis industry more directly, for example if the company were to purchase a marijuana dispensary that was legal under state law and operated in compliance with state law, IRC Section 280E would unquestionably be applicable in which case the onerous tax burden might significantly impact the profitability of the Company and may make the pricing of its products less competitive, to the extent that competitors could manage to find a way to not have their operations subject to IRC Section 280E. Notwithstanding the forgoing, there can be no assurance that if we were to reallocate items of deduction form business segments that were involved in the sales of products coming within the CSA that the Internal Revenue Service (“IRS”) would not challenge those deductions or disallow them on some other basis. This could result in an onerous tax burden.

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Our involvement in the cannabis industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence business operations in the U.S., of which there can be no assurance, obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because we are involved in the cannabis industry. There can be no assurance that we will be able to find such insurance in the near future, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or be exposed to additional risks and financial liabilities.

We are highly dependent on the success of cannabinoid technology, and we may not be able to develop the technology, successfully obtain regulatory or marketing approval for, or successfully commercialize, our products or product candidates.

Our business is focused upon the research and development of medical cannabis therapies, products and delivery technologies. Our success is dependent upon the viability of the development of medical cannabis therapies, products and delivery technologies.

Neither we nor any other company has received regulatory approval from the FDA to market any therapeutics, products or delivery technologies based on botanical cannabinoids, though the FDA has approved two drugs that contain a synthetic substance that acts similarly to cannabis compounds but is not present in the cannabis plant. Further, the scientific evidence underlying the feasibility of developing medical cannabis therapies, products and delivery technologies is both preliminary and limited.

If our Cannabis-Based Medical product prospects are found to be ineffective or unsafe in humans, or if the never receive regulatory approval for commercialization, we may never be able bring our Cannabis-Based Medical Products prospects to market and may never become profitable. Further, our current business strategy, including all of our research and development, is primarily focused on utilizing cannabinoid technology to develop medical cannabis therapies, products and delivery technologies. This lack of diversification increases the risk associated with the ownership of our Common Stock. If we are unsuccessful in developing and commercializing our Cannabis-Based Medical product prospects, we may be required to alter our scope and direction and steer away from the intellectual property we have developed as well as the core capabilities of our management team and advisory board. Without successful commercialization of our Cannabis-Based Medical product prospects, we may never become profitable, which would have a material adverse effect on our business, results of operations and financial condition.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other favorable research findings or publicity will be favorable to the nutritional supplement market or any product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

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Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, if accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect. Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Risks Related to Our Securities

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have not paid dividends but may in the future.

We have not paid dividends on our common stock. While we intend to pay dividends in future after allocating adequate reserves, we do not guarantee, commit and undertake that dividends will be paid in the foreseeable future.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or Accredited Investors. For purposes of the rule, the phrase “Accredited Investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers of our stock to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

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Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our common stock market prices may be volatile, which substantially increases the risk that investors may not be able to sell their Securities at or above the price that was paid for the security.

Because of the limited trading market for our common stock and because of the possible price volatility, shareholders may not be able to sell their shares of common stock when desired. The inability to sell Securities in a rapidly declining market may substantially increase the risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

● variations in our quarterly operating results;

● loss of a key relationship or failure to complete significant transactions;

● additions or departures of key personnel; and

● fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the personal care markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on shareholders’ investments in our stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 1,000,000,000 shares of common stock, no par value per share. As of the date hereof there are 460,372,807 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Trading in our common stock on the OTCQB Marketplace has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTCQB Exchange. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our common stock is currently quoted only on the OTCQB Marketplace, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB Marketplace. The OTCQB Marketplace is a significantly more limited market than the New York Stock Exchange or the NASDAQ stock market. The quotation of our shares of common stock on the OTCQB Marketplace may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Security Holder. All of the net proceeds from the sale of our common stock will go to the Selling Security Holder as described below in the sections entitled “Selling Security Holder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Security Holder.

DETERMINATION OF OFFERING PRICE

The Selling Security Holder will offer common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SECURITY HOLDER

The 112,130,731 shares being offered for resale in this registration statement include: (i) 73,130,731 shares of the Company’s Common Stock and (ii) 39,000,000 shares of Common Stock underlying warrants held by certain shareholders who purchased the Securities (as defined below) and also upon payment of the shares committed to be purchased under the Securities Purchase Agreements in the Company’s May 2019 Offering as described below.

The May 2019 Offering

Effective May 31, 2019 (the “Effective Date”), the Company consummated the initial closing (the “Initial Closing”) of a private placement offering of its securities (the “Offering”). In connection with the Initial Closing, the Company entered into a definitive securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) for aggregate gross proceeds of $600,000.00. Pursuant to the Purchase Agreement, the Purchaser purchased a Convertible Promissory Note (the “Note”) in the principal amount of $600,000.00, and received three warrants to purchase (i) 16,000,000 shares of Common Stock at an exercise price of $0.125 per share, subject to adjustment; (ii) 15,000,000 shares of Common Stock at an exercise price of $0.15 per share, subject to adjustment; and (iii) 8,000,000 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustment, for an aggregate amount 39,000,000 shares of Common Stock (collectively, the “Warrants”, and together with the Note, the “Securities”).

The Note has a two year term and bears interest at a rate of 10% per annum. The Note are redeemable at any time between the date of issuance and maturity at 150% of face value. The Note will be convertible into shares of common stock of the Company at 95% of the mathematical average of the five lowest trading prices of the Company’s common stock on the OTCQB for the period from the Effective Date to the maturity date of the Note being converted less $0.01 for conversions at less than $0.15 and less $0.02 for conversions at more than $0.15.

The Warrants are exercisable for a term of five-years from the date of issuance. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock. The exercise prices shall be reduced and only reduced to equal the Base Share Price (as defined in the Warrants) and the number of shares of Common Stock issuable under the Warrants shall be increased such that the aggregate Exercise Prices payable under the Warrants, after taking into account the decrease in the exercise prices, shall be equal to the aggregate exercise prices prior to such adjustment.

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In connection with the Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to register the shares of Common Stock underlying the Securities in a Registration Statement with the SEC as well as the Commitment Shares (as defined below). The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

In connection with the Purchase Agreement, so long as: (i) an Event of Default (as defined in the Note) has not occurred under the Note or any convertible promissory note issued by the Company to the Selling Security Holder; (ii) the Company files the Registration Statement (as defined in the Note) (the “Registration Statement”) pursuant to the terms of the Note and the Registration Rights Agreement; (iii) the Registration Statement contains all of the material information required by Form S-1; (iv) the lowest closing price for the Company’s Common Stock during the ten (10) trading day period prior to the filing date of the Registration Statement is greater than $0.02; and (v) the Average Daily Trading Value (as defined in the Securities Purchase Agreement) for the Common Stock during the twenty (20) trading day period prior to the filing date of the Registration Statement is greater than $15,000.00, then the Selling Security Holder shall fund an additional convertible promissory note in the face amount of $1,400,000.00 to be issued by the Company on the same terms and conditions as the Note and transaction documents entered into in connection with the Note.

So long as: (i) an Event of Default (as defined in the Note) has not occurred under the Note or any convertible promissory note issued by the Company to the Selling Security Holder; (ii) the Registration Statement is declared effective by the SEC; (iii) the Registration Statement contains all of the material information required by Form S-1; (iv) the lowest closing price for the Company’s Common Stock during the ten (10) trading day period prior to the filing date of the Registration Statement is greater than $0.04 and (v) the Average Daily Trading Value (as defined in the Securities Purchase Agreement) for the Common Stock during the twenty (20) trading day period prior to the filing date of the Registration Statement is greater than $15,000.00, then the Selling Security Holder shall fund an additional convertible promissory note in the face amount of $1,000,000.00 to be issued by the Company on the same terms and conditions as the Note and transaction documents entered into in connection with the Note.

So long as: (i) an Event of Default (as defined in the Note) has not occurred under the Note or any convertible promissory note issued by the Company to the Selling Security Holder; (ii) the Registration Statement is declared effective by the SEC; (iii) the Registration Statement contains all of the material information required by Form S-1; (iv) the lowest closing price for the Company’s Common Stock during the ten (10) trading day period prior to the date which is ninety (90) calendar days after the effective date of the Registration Statement is greater than $0.04 and (v) the Average Daily Trading Value (as defined in the Securities Purchase Agreement) for the Common Stock during the twenty (20) trading day period prior to the filing date of the Registration Statement is greater than $15,000.00, then the Selling Security Holder shall fund an additional convertible promissory note in the face amount of $1,000,000.00 to be issued by the Company on the same terms and conditions as the Note and transaction documents entered into in connection with the Note.

Under the terms of the Purchase Agreement and the Warrants, the Selling Security Holder may noteither convert the Notes nor exercise the Warrants to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of our outstanding shares. The number of shares in the second column reflects these limitations. The Selling Security Holder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of Common Stock beneficially owned by each of the Selling Security Holder as of the date hereof and the number of shares of Common Stock being offered by the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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The common stock being offered by the Selling Security Holder are those issuable to the Selling Security Holder, upon exercise of the Warrants and conversion of the Notes. We are registering the shares of common stock in order to permit the Selling Security Holder to offer these shares for resale from time to time. Except for the investment in the Notes and the Warrants, the Selling Security Holder have not had any material relationship with us within the past three years.

We have entered into the Registration Rights Agreement with the investors in the Private Offering whereby we have agreed to file a registration statement for the registration of the shares of Common Stock underlying the Notes and common stock underlying the Warrants sold in the Private Offering. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement within 30 days of the date of the execution of the Registration Rights Agreement. The registration statement, of which this prospectus forms a part of, is being filed pursuant to the Registration Rights Agreements. For additional information regarding the issuances of those shares of Common Stock and Warrants, see “Securities Purchase Agreement and Registration Rights Agreement” under “Recent Developments” above.

The table below lists the Selling Security Holder and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Security Holder. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder, based on its ownership of the shares of common stock and warrants, as of the date hereof, assuming conversion of the Notes and exercise of the Warrants held by the Selling Security Holder on such date, without regard to any limitations on conversions or exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Security Holder.

In accordance with the terms of a registration rights agreement with the Selling Security Holder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock underlying the Notes issued to the Selling Security Holder in the May 2019 Offering and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants or conversion of the Notes. The fourth column assumes the sale of all of the shares offered by the Selling Security Holder pursuant to this prospectus.

Under the terms of the Notes and Warrants, a Selling Security Holder may not exercise the Warrants or convert the Notes to the extent such exercise or conversion would cause such Selling Security Holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised and shares of common stock issuable upon conversion of the Notes which has not been converted. The number of shares in the second column does not reflect this limitation. The Selling Security Holder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering (1)(2)
Auctus Fund, LLC(3)	0	112,130,731	0
			0

(1) Includes shares of common stock underlying the Notes that may held by the Selling Security Holder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion would result in beneficial ownership greater than 4.99%.

(2) Assumes that the Selling Security Holder sells all of the common stock underlying the Notes and Warrants offered pursuant to this prospectus.

(3) Alfred Sollami and Louis Posner have voting and investment power over the securities held by the Selling Security Holder. Assumes that the Selling Security Holder converts 73,130,731 shares of Common Stock underlying the Note at an exercise price of $0.768 per share into the shares registered hereunder. Includes three warrants to purchase: (i) 16,000,000 shares of Common Stock at an exercise price of $0.125 per share; (ii) 15,000,000 shares of Common Stock at an exercise price of $0.15 per share; and (iii) 8,000,000 shares of Common Stock at an exercise price of $0.25 per share, for a total of 39,000,000. The Note and Warrants are subject to a blocker provision that prevents Auctus from converting the note into shares of common stock if its beneficial ownership of the common stock would exceed 4.99% of the common stock outstanding.

PLAN OF DISTRIBUTION

Each Selling Security Holder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales that are not in violation of Regulation SHO;

●	in transactions through broker-dealers that agree with the Selling Security Holder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM- 2440.

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In connection with the sale of the securities or interests therein, the Selling Security Holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Security Holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our common stock is qualified for quotation on the OTC Markets-OTCQB under the symbol “IGNG” and has been quoted on the OTCQB since September 2016. Previously, our common stock was quoted on the OTC Markets-OTCQB, under the symbol “IGNGD.” The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	2019
	High	Low
First Quarter (through March 31)	$0.359	$0.0061
Second Quarter (through June 30)	0.255	0.0701
Third Quarter (through July 23, 2019	0.10	0.0605

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	2018
	High	Low
First Quarter (through March 31)	$0.296	$0.152
Second Quarter (through June 30)	0.5	0.102
Third Quarter (through September 30)	0.229	0.0066
Fourth Quarter (through December 31)	0.12	0.016

	2017
	High	Low
First Quarter (through March 31)	$1.10	$0.16
Second Quarter (through June 30)	0.50	0.162
Third Quarter (through September 30)	0.338	0.124
Fourth Quarter (through December 31)	0.242	0.14

(b) Holders of Common Equity

As of the date hereof, there were approximately 580 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Prospectus and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

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(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital to continue the business and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

(e)	failure to commercialize our technology or to make sales;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties, causing us to incur substantial losses and expenses;

(i)	insufficient revenues to cover operating costs;

(j)	dilution in the ownership of the Company through the issuance by us of additional securities and the conversion of outstanding warrants, notes and other securities;

(k)	failure to obtain FDA approval for our new medical imaging device, which is still in its prototype stage; and

We cannot assure that we will be profitable. We may not be able to develop, manage or market our products and services successfully. We may not be able to attract or retain qualified executives and technology personnel. We may not be able to obtain customers for our products or services. Our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership will be incurred due to the issuance or exercise of more shares, warrants and other convertible securities.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in the future operating results over time, except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

As used in this registration statement on Form S-1 and unless otherwise indicated, the terms “Company,” “we,” “us,” and “our” refer to Imaging3, Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

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Overview

During 2018, we 1) completed a critical transition in leadership, recruiting a highly-experienced professional team, 2) established strategic partnering with leading regulatory, marketing and medical device R&D consulting organizations to support our objective of gaining 510(k) marketing clearance from the FDA for our lead product, the Dominion SmartScan™ system, and 3) advanced constructive debt renegotiation with existing lenders.

Our first additions to the leadership team were announced in January 2018, with the formation of our Scientific Advisory Board. Our first two members, Doctors Douglas P. Beal and Brooke Spencer, brought valuable and varied practice and research perspectives from the radiology community. Continuing our Board evolution, in an effort to build a strong, independent board with relevant technical and commercial experience to guide and accelerate the Company through its next phase, we announced in March the addition of Jeffrey N. Peterson to the Board, and his appointment as Chairman. Mr. Peterson received BSChE and MSChE engineering degrees from MIT, and brought broad, global senior management experience from diverse businesses within GE, Abbott Laboratories, consulting roles, entrepreneurial startups, and as chairman of Pressure BioSciences (PBIO:OTCQB). The following month, we added Dr. George Zdasiuk to the Board and to the Scientific Advisory Board. Dr. Zdasiuk earned a PhD in applied physics from Stanford, and continued into a 30-year career at Varian Medical Systems, including 15 years as their Chief Technology Officer and VP of R&D. His deep scientific understanding spanning all medical imaging modalities is an invaluable resource for Imaging3 going forward.

Beginning our efforts to establish strong strategic partners for regulatory, marketing and medical device R&D activities, in January 2018, we engaged the highly-regarded technology, strategy and marketing consultants of Halteres Associates to help define and lead the Company through critical strategy planning. In March 2018, we announced the selection of the Experien Group, a renowned medical device regulatory consultancy, to help lead our regulatory preparation and submission activities. The Experien Group have successfully assisted hundreds of companies like Imaging3 with their FDA submissions. In November 2018, we commenced work with a highly-experienced contract consulting team with particularly relevant radiology product R&D experience, on the evaluation and further instrument development planning around the Dominion SmartScan’s uniquely distinguishing algorithmic and software capabilities.

In preparation for fund-raising and a step-wise progression towards a later uplist to a major stock exchange, the Company announced the successful completion of a 1:20 reverse split in April of 2018, which addressed the Company’s capital and debt structure as we improve our ability to attract new capital. In May 2018, three of our note holders chose to complete the conversion of their debt investments entirely over into equity.

In the absence of FDA approval for our medical device, we currently do not and cannot rely upon it as a future source of sales and revenue. We are subject to the uncertainty of not knowing whether or when our proprietary medical device will be approved and can be sold. Under those circumstances, management believes that we will continue our current trend of incurring operating losses, requiring us to raise additional capital or financing from outside sources. We have raised $782,831 via equity and debt during 2018, sufficient to continue Company operations, and believe that we will be able to close on additional monies in the near future to accelerate progress on the Company’s stated plans. We cannot assure that we will be able to raise sufficient capital or financing to maintain our business while we are incurring operating losses, and we cannot assure that we will become profitable if our proprietary medical device is approved by the FDA.

Results of Operations

Three Months Ended March 31, 2019, compared to the Three Months Ended March 31, 2018

The following sets forth selected items from our statements of operations for three months ended March 31, 2019 and for the three months ended March 31, 2018.

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	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Net revenues	$-	$-
Cost of goods sold	-	-
Gross Profit	-	-
General and administrative expenses	195,325	5,671,297
Income (loss) from operations	(195,325)	(5,671,297)
Total other income (expenses)	(15,731,701)	(1,058,106)
Provision for income taxes	-	-
Net income (loss)	$(15,927,026)	$(6,729,403)

Results of Operations for the Three Months Ended March 31, 2019 as compared to the Three Months Ended March 31, 2018.

We are focusing on our development stage medical device efforts. The legacy C-arm activity was completely wound down in 2017. We had no revenues for the three months ended March 31, 2019 and 2018.

For the three months ended March 31, 2019 and 2018 there was no cost of revenue. This was a result of no outside labor related to C-Arm repairs

Our operating expenses decreased from $5,671,297 in 2018 to $195,325 for the three months ended March 31, 2019, a decrease of 96% primarily as a result of stock-based compensation and outside consulting activity.

Other expenses increased as a result of derivative liability activity and the extinguishment of debt. Our net loss for the three months ended March 31, 2019 was $15,927,026 as compared to a net loss of $6,726,403 for the three months ended March 31, 2018.

We expect the trend of operating losses by us to continue into the future at the current or greater rate as we spend money on product development and marketing. We cannot assure that we can achieve profitability. We do not expect litigation against us to expand and believe litigation is on a decreasing trend, although we can give no assurances in relation to future litigation.

Liquidity and Capital Resources

Our total current assets increased to $67,146 as of March 31, 2019, from $14,214 as of December 31, 2018. The cash account as of March 31, 2018 was $67,146 compared to $14,214 as of December 31, 2018.

Our total current liabilities increased to $20,053,629 as of March 31, 2019 from $5,324,379 as of December 31, 2018. This increase is due in large part to the revaluation of the derivative for this reporting period.

The cash account as of March 31, 2018 was $67,146 compared to $14,214 as of December 31, 2018. Cash raised through financing activities was expended primarily on: (i) day-to-day business operations in connection with preparation for our 510K submittal and legal and audit fees.

During the three months ended March 31, 2019, we used $217,068 of net cash for operating activities, as compared to $99,207 used during the three months ended March 31, 2018. Net cash provided by financing activities during the three months ended March 31, 2019 was $270,000, as compared to $158,773 during the three months ended March 31, 2018.

We expect our working capital requirements in the next twelve months to be met primarily by the proceeds of private placements of common stock, convertible instruments and other securities to our existing shareholders and other investors. We expect to need additional working capital from outside sources to cover our anticipated operating deficits and to finance the re-filing of our application to the FDA for our proprietary 3D medical imaging device. There is no assurance that the Company will be able to raise sufficient additional capital or financing to continue in business or to effectively execute its business plan.

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Going Concern Qualification

We have incurred significant losses from operations, and such losses are expected to continue. In their report on our financial statements as of and for the period ended December 31, 2018, our auditors have expressed substantial doubt about our ability to continue as a going concern. In addition, we have limited working capital. The foregoing raises substantial doubt about our ability to continue as a going concern. Management’s plan includes, among other things, seeking additional equity financing by selling our equity securities, obtaining funds through the issuance of debt, and continue seeking approval from the FDA to bring to market our real-time imaging platform; or, possibly merge with another operating organization. We cannot guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available it will be on terms acceptable to us. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” may make it substantially more difficult for us to raise capital.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

We have identified the policies below as critical to our business operations and the understanding of our results of operations.

Stock-based Compensation

We measure and recognize compensation expense for all share-based payment awards made to employees and directors based on the grant date fair values of the awards. For stock option awards to employees with service and/or performance based vesting conditions, the fair value is estimated using the Black-Scholes option pricing model. The value of an award that is ultimately expected to vest is recognized as expense over the requisite service periods in our statements of operations. Our stock-based awards are comprised principally of shares issued for services and stock options.

We account for stock options issued to non-employees in accordance with the guidance for equity-based payments to non-employees. Stock option awards to non-employees are accounted for at fair value using the Black-Scholes option pricing model. Management believes that the fair value of stock options is more reliably measured than the fair value of the services received. The fair value of the unvested portion of the options granted to non-employees is re-measured each period. The resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

The Black-Scholes option pricing model requires management to make assumptions and to apply judgment in determining the fair value of our awards. The most significant assumptions and judgments include estimating the fair value of our underlying stock, the expected volatility and the expected term of the award. In addition, the recognition of stock-based compensation expense is impacted by estimated forfeiture rates

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Revenue Recognition

Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements in FASB Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue, cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. The adoption of ASU 2014-09, using the modified retrospective approach, had no significant impact on the Company’s results of operation, cash flows or financial position.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. All revenue is recognized when the Company satisfies its performance obligations under the contract. The majority of the Company’s contracts have a single performance obligation and are short term in nature. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management’s expectations. The Company has a revenue receivables policy for service and warranty contracts. Equipment sales usually have a one-year warranty of parts and service. After a one-year period, the Company contacts the buyer to initiate the sale of a new warranty contract for one year. Warranty revenues are deferred and recognized on a straight-line basis over the term of the contract or as services are performed.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB ASC 730-10. Included in research and development costs are operating costs, facilities, supplies, external services, clinical trial and manufacturing costs, and overhead directly related to the Company’s research and development operations, as well as costs to acquire technology licenses.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of fiscal 2018. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible Form instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

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Other Accounting Factors

The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future.

Results of Operations

Year Ended December 31, 2018, Compared to the Year Ended December 31, 2017

The following sets forth selected items from our statements of operations for the years ended December 31, 2018 and 2017.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Net revenues	$-	$41,829
Cost of goods sold	-	14,263
Gross Profit	-	27,566
General and administrative expenses	6,321,546	1,654,541
Income (loss) from operations	(6,321,546)	(1,626,975)
Total other income (expenses)	(1,807,808)	4,480,286
Provision for income taxes	(800)	(800)
Net income (loss)	$(8,130,154)	$2,852,511

Results of Operations for the Year Ended December 31, 2018 as compared to the Year Ended December 31, 2017.

We are focusing on our development stage medical device efforts. The legacy C-arm activity was completely wound down in 2017. We had no revenues for the year ended December 31, 2018 as compared to $41,829 for the year ended December 31, 2017.

For the year ended December 31, 2018 there was no cost of revenue as compared to $14,263 of revenue for the year ended December 31, 2017. This decrease was a result of no outside labor related to C-Arm repairs. There was no gross profit margin for the year ended December 31, 2017 compared to $27,565 for the year ended December 31, 2017.

Our total operating expenses increased in 2018 to $6,321,546 from $1,654,541 for the year ended December 31, 2017, an increase of 282% primarily as a result of stock based compensation and outside consulting activity.

Other expenses increased as a result of derivative liability activity and the extinguishment of debt. Our net loss for the fiscal year ending December 31, 2018 was $8,130,155 as compared to a net income of $2,773,037 for the fiscal year ending December 31, 2017.

We expect the trend of operating losses by us to continue into the future at the current or greater rate as we spend money on product development and marketing. We cannot assure that we can achieve profitability. We do not expect litigation against us to expand and believe litigation is on a decreasing trend, although we can give no assurances in relation to future litigation.

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Liquidity and Capital Resources

Our total current assets increased to $14,214 as of December 31, 2018, from $3,594 as of December 31, 2017. The cash account as of December 31, 2018 was $14,214 compared to $3,594 as of December 31, 2017.

Our total current liabilities increased to $5,324,379 as of December 31, 2018 from $2,579,582 as of December 31, 2017. This increase is due in large part to the reclassification of the administrative claims payable balance to current from long-term and a number of notes payable issued for this reporting period.

The cash account as of December 31, 2018 was $14,214 compared to $3,594 as of December 31, 2017. Cash raised through financing activities was expended primarily on: (i) day-to-day business operations in connection with preparation for our 510K submittal and legal and audit fees.

During the year ended December 31, 2018, we used $772,211 of net cash for operating activities, as compared to $731,679 used during the year ended December 31, 2017. Net cash provided by financing activities during the year ended December 31, 2018 was $782,831, as compared to $712,635 during the year ended December 31, 2017.

We expect our working capital requirements in the next twelve months to be met primarily by the proceeds of private placements of common stock, convertible instruments and other securities to our existing shareholders and other investors. We expect to need additional working capital from outside sources to cover our anticipated operating deficits and to finance the re-filing of our application to the FDA for our proprietary 3D medical imaging device. There is no assurance that the Company will be able to raise sufficient additional capital or financing to continue in business or to effectively execute its business plan.

Going Concern Qualification

We have incurred significant losses from operations, and such losses are expected to continue. In their report on our financial statements as of and for the period ended December 31, 2018, our auditors have expressed substantial doubt about our ability to continue as a going concern. In addition, we have limited working capital. The foregoing raises substantial doubt about our ability to continue as a going concern. Management’s plan includes, among other things, seeking additional equity financing by selling our equity securities, obtaining funds through the issuance of debt, and continue seeking approval from the FDA to bring to market our real-time imaging platform; or, possibly merge with another operating organization. We cannot guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available it will be on terms acceptable to us. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” may make it substantially more difficult for us to raise capital.

Off-Balance Sheet Arrangements

None.

BUSINESS

Our Company

Imaging3, Inc. (the “Company”) (OTCQB: IGNG) was incorporated on October 29, 1993 as Imaging Services, Inc. in the state of California. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002. From August 2002 until March 2019, the Company was a development stage medical device company specializing in the development of a portable, proprietary, X-ray imaging technology designed to produce 3D images in real time. The Company’s devices were designed to operate flexibly to serve varying imaging applications with less radiation exposure in a lower cost, lower weight and easily transportable format that does not require specialized power sources when compared to currently available 3D imaging devices. The Company was unable to raise sufficient capital to commercialize its imaging technology. The Company re-domiciled in Delaware by means of a merger of the Company with and into the Company’s wholly-owned subsidiary, Imaging3, Inc., a Delaware corporation (“IGNG-DE”) in March of 2018.

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Share Exchange

The Company began discussions with Grapefruit Boulevard Investments, Inc., a California corporation (“Grapefruit”), on March 1, 2019, regarding the possible reverse acquisition of the Company by Grapefruit.

On March 11, 2019 the Company signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition (the “Acquisition”) by Grapefruit. Grapefruit holds licenses issued by the State of California to manufacture and distribute cannabis products in California. Grapefruit commenced operations in mid-2018 and has received more than $450,000.00 in revenue from operations since Grapefruit own and operate a manufacturing plant and distribution center within the Coachillin’ Industrial Cultivation and Ancillary Canna Business Park in Desert Hot Springs near Palm Springs in Riverside County, California (the “Coachillin Site”). On Thursday, March 7, 2019 Grapefruit obtained its final permit and clearance from local authorities to commence operation of an ethanol extraction laboratory (the “Extraction Lab”) at the Coachillin site and commenced extraction and post production processing operations. The Extraction Lab is expected to be able to produce both THC and CBD oils from either Biomass or unrefined biomass or crude oil.

Pursuant to the terms of the LOI, the Company and Grapefruit initiated negotiations intended to result in completion of a definitive Share Exchange Agreement (the “Exchange Agreement”) encompassing all of the material terms of the Exchange Agreement during the second quarter of 2019. Pursuant to the terms of the LOI, the Exchange Agreement provided, among other things, that upon conclusion of the Acquisition, Grapefruit’s designees would own 80% of the then outstanding common shares of the Company and the Company’s current shareholders would own 20% of such outstanding common shares. In addition, the Company was required to settle certain outstanding creditor obligations on terms acceptable to both Grapefruit and the Company.

On July 10, 2019, the Company effectuated a Share Exchange pursuant to that certain Exchange Agreement. On the Closing Date, the Company issued to the Stakeholders an aggregate of approximately three hundred sixty-two million, two hundred, twenty-nine thousand, one hundred and one (362,229,101) newly issued shares of Common Stock of the Company, $0.001 par value, in exchange for 100% of the shares of Grapefruit’s common stock. As a result thereof, Grapefruit became a wholly owned subsidiary of the Company.

In addition, on June 3 2019, the (“Execution Date”) George Zdasiuk submitted his resignation as a member of the Board, effective immediately, John Hollister submitted his resignation as Chief Executive Officer, effective immediately, Kenneth J. Beihl resigned as an officer of the Company, effective immediately, and Jeffrey N. Peterson submitted his resignation as Chairman of the Board, effective immediately, and as a member of the Board, which resignation shall become effective on the 10th day following the filing of an information statement to the stockholders of the Company (the “Effective Date”). On the Execution Date, Bradley Yourist was appointed as Chief Executive Officer, President, Director and Chairman of the Board, effective immediately, and Daniel Yourist was appointed as Chief Financial Officer, Corporate Secretary and as a member of the Board of Directors, effective immediately.

Simultaneous with a successful closing of the Acquisition, the Company assigned all rights to its intellectual property and assets relating to its Dominion imaging technology to a private closely held Company (the “Dominion Enterprise”) owned by IGNG, current IGNG management and board members, certain other persons currently associated with the Company and Grapefruits designees in percentages to be negotiated among those persons prior to the closing of the Acquisition. It is expected that the Dominion Enterprise would thereafter continue its business plan as previously articulated in IGNG’s periodic reports to the SEC.

By early June 2019, the Company had shifted its focus to manufacturing cannabis distillates and edibles and distribution of such cannabis products.

The Company is now focused on becoming a premier manufacturer and distributor of legal cannabis products in California. We will distribute our own branded product lines as well as product produced by other manufacturers. We will also offer our expert cannabis advice to others in connection with their branding, compliance, packaging, extraction, edible manufacturing and distribution logistics efforts.

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The Auctus Financing

In addition to focusing the Company’s operations on execution of Grapefruit’s cannabis product business plan, the Company is taking those steps necessary to complete its financing plan (the “Financing”) set forth in its Securities Purchase Agreement (the “SPA”) and related documents entered into between the Company and Auctus Fund, LLC “Auctus”) by which, subject to certain conditions precedent, Auctus is obligated to purchase up to $4,000,000.00 of Convertible Notes (the “Notes”) to be issued by the Company to Auctus and to exercise up to $6,200,000.00 of common stock purchase warrants (the “Warrants”) to be issued to Auctus by the Company pursuant to the SPA.

Industry Overview

Global consumer spending on legal cannabis in 2018 showed a growth rate of 20 percent in sales of cannabis in regulated markets. Cannabis sales are on track to increase 36 percent to $14.9 billion in 2019 and reach $40 billion by 2024 according to the “State of Legal Cannabis Markets” Report released by Arcview Market Research and BDS Analytics. This report points to growth in the cannabis markets while underlining the challenges that face the sector. The “Total Cannabinoid Market” (“TCM”) in the United States, which includes medical and recreational cannabis sales in regulated dispensaries, plus sales of FDA-approved pharmaceuticals and hemp-based CBD products.

Most notably, in 2018 the U.S. Food and Drug Administration (FDA) approved GW Pharmaceutical’s Epidiolex and passed the 2018 Farm Bill legalizing hemp and cannabidiol oil derived from hemp as long as it contained less than 0.3% THC. According to State of Legal Cannabis Markets, 7th Edition, by Arcview Market Research and BDS Analytics, the 2018 Farm Bill allows pharmacies, extraction labs, and general retailers to sell CBD-based products in all 50 states, which is expected to enhance the TCM. In the U.S. alone, sales of CBD products in all channels are expected to reach $20 billion by 2024.

In 2018 the legal cannabis industry experienced one of its slowest annual expansion rates since Colorado launched the adult-use era in 2014.

In California, its legal spending on cannabis fell, from $3 billion in 2017 to $2.5 billion, in the year in which it implemented an adult-use regulatory regime. A key takeaway from the California market is that highly restrictive regulations and high tax rates are hurting the legal market’s ability to compete with the illicit market. The barriers to enter into the legal cannabis market are also increasing in California because its temporary cannabis licensing scheme has ended. Currently any license applicant must now wait a protracted amount of time before the applicant receives its license and must wait a year in some cases for the application to make its way through the local and state licensing authorities.

According to the “State of Legal Cannabis Markets” Report, other key trends in the United States Legal Cannabis Markets include:

●	Total legal cannabis spending in regulated dispensaries in the U.S. topped $9.8 billion in 2018, and is forecast to grow to $30 billion in 2024, a compound annual growth rate (CAGR) of 20 percent.

●	Investment capital raised by cannabis companies more than quadrupled to $14 billion in 2018, according to Viridian Capital Advisors.

●	Despite a 55 percent decline in 2018 in New Cannabis Ventures’ Global Cannabis Stock Index, the five largest Canadian licensed producers closed the first quarter of 2019 at a combined market capitalization of $48 billion.

●	A total of 13 state markets will have passed the $1 billion mark in total annual legal cannabis spending by the end of 2024—by the end of 2018, only three had done so (California, Colorado and Washington).

Grapefruit’s Competitive Advantage in the Industry

Grapefruit holds its State of California provisional licensing from the Bureau of Cannabis Control and the California Department of Public Health. The Company has permanent annually renewable provisional license as opposed to a temporary license. The Company expects the annual renewal to be a non-intrusive and scaled down as opposed to what the renewal process was previously. The Company is one of the earliest registered companies with the State of California to have an annually renewable license as opposed to the temporary licenses previously granted. In January 2019, the State of California revised its cannabis regulations to restrict the ability of companies to become licensed businesses.

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California has three distinct regulatory agencies that govern the issuance of cultivation licenses, manufacturing licenses and distribution licenses. In order to foster the then-nascent commercial cannabis industry, the State of California initially allowed each regulatory agency to grant temporary licensing to companies with very minimal regulatory requirements and oversight. In fact, a new or then-existing cannabis company only had to show State Regulators that their local city was allowing their commercial cannabis business to operate which was an uncomplicated task. A temporary license was a conditional license that allowed a cannabis business to engage in commercial cannabis activity for a period of 120 days. The State granted operators 90-day extensions of their temporary license while final cannabis regulations were being developed and officially implemented by the State.

On January 1, 2019, the State of California eliminated the temporary cannabis licensing scheme. The impact of this regulatory restriction prevents all new cannabis companies from starting their operations without first applying for, and obtaining, an annual license from the appropriate regulatory agency. The same regulatory restriction prevents existing, but unregulated, cannabis companies from continuing to engage in commercial cannabis operations without shutting down while applying for, and obtaining, an annual license from the appropriate regulatory agency. The elimination of the temporary license scheme significantly thinned out the number of commercial cannabis businesses operating in the State. This was due to the regulatory requirements required to apply for an annual license which include compliance with the California Environmental Quality Act, provision of a Hazardous Waste Disposal Plan and the multitude of other regulatory requirements to operate a compliant cannabis business.

The regulatory changes have impacted the ability of new businesses to enter the marketplace and compete with Grapefruit. However, none of Grapefruit’s commercial cannabis businesses have been impacted by the regulatory changes to the marketplace.

Grapefruit owns two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. Grapefruit understood the State’s regulatory burdens and expense for commercial cannabis businesses to successfully operate. For example, the State requires cannabis business to provide 24 hour-per-day on-site armed security for their facility. This is a shared expense of the property Coachillin property owners. In addition, Coachillin property owners pay agricultural power rates of nine (9) cents per kilowatt hour which is significantly less than what others pay for power. The location within Coachillin allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

Grapefruit intends on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further its goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms. The canopy will produce thousands of pounds of the highest quality indoor cultivars of cannabis annually.

The Coachillin’ property owners association, which Grapefruit is a part of, will feature a unique drive through retail cannabis dispensary right off highway 10 on the way to Coachella and Palm Springs. Grapefruit will have the right to sell its cannabis products directly to the public through the drive through dispensary. Coachillin’ will also feature a cannabis hotel and music stadium and other visitor areas. By Grapefruit locating in Coachillin, the company gains instant exposure to thousands of hotel guests and other cannabis visitors that will visit the Coachillin’ cannabis friendly resort over time. Grapefruit believes that the canna-tourism industry will mature to be similar to the wine industry and can capitalize on this industry by virtue of its location within the Canna-business park.

Distribution

Grapefruit initially obtained its California wholesale recreational and medicinal cannabis distribution license on January 4, 2018. Thereafter, Grapefruit met all of its ongoing regulatory requirements and filed its application for an annual distribution license. In May 2019, Grapefruit was granted its provisional distribution license, thereby acquiring the regulatory foundation necessary to expand its distribution business. From July 2018 through the first quarter of 2019, Grapefruit used its distribution license to sell bulk cannabis flowers and trim to other distributors and to manufacturers to satisfy their own raw materials requirements. In addition, Grapefruit sold flowers, vape cartridges and concentrates to licensed retailers throughout California.

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In California, cannabis cultivators and manufactures are prohibited from selling their products – e.g., flowers or edibles - directly into the marketplace. These companies are required to use a licensed distributor, such as Grapefruit. Grapefruit’s distribution license affords it a twofold strategic advantage: first, to market and sell its own cannabis product lines to retailers throughout California; and second to buy and resell bulk cannabis flower and trim as an unfettered middleman to any properly licensed customer anywhere in California that it identifies a profit opportunity.

Additionally, after marijuana plants are mature, they’re harvested within a certain time frame to keep the product fresh. Throughout the growth cycle and during this specific time period after the plant has been harvested, a grower will trim the plant of its leaves, focusing mostly on the remaining buds. Specifically speaking, trim is defined as the excess snipping of leaves from buds of marijuana plants. Note that leftover product can still be used to make extractions, tinctures, hash and edibles, so growers and trimmers alike can always increase sales with a larger product offering.

Manufacturing

The Company owns a fully licensed ethanol extraction facility in the City of Desert Hot Springs, CA. The Company owns and operates a Series 6 Extraction Plant which remove the essential cannabis compounds, such as THC Distillate, that we, and others use, to produce cannabis products.

Grapefruit’s extraction lab produces high quality distillate or “Honey Oil” from trim that Grapefruit sources utilizing its distribution license as set forth above. THC Honey Oil is a fundamental cannabis commodity which serves as the active ingredient in products from infused edibles to tinctures/creams to the cartridges used in vapes or e-cigarettes. Honey Oil sells in the wholesale marketplace at approximately $6,250 to $8,800.00 per liter. Pricing is dependent on quantity purchased as well as other market factors such as the availability and cost of the underlying trim – the raw cannabis material from which Grapefruit produces oil. Grapefruit began extraction operations in May 2019. Plans are in place to expand production through the purchase of additional extraction equipment which we expect will to allow the lab to produce two (2) to four (4) liters per day of finished Honey Oil by the end of 2019. Grapefruit chose to set up its extraction laboratory in the City of Desert Hot Springs because the City does not tax the manufacture of oil by Grapefruit at its Desert Hot Springs extraction facility, thereby providing Grapefruit with an additional competitive advantage.

THC Distillate is an all-purpose product that is used in the manufacture of everything from cannabis edibles to “e-cigarette” vape carts to tinctures, to creams and pre-rolled cannabis “joints”. We sell our distillate in California to companies that manufacturer their own product lines of edibles and/or vape cards. We also intend to use our own Distillate to produce our branded line of edibles and vape carts to allow us to control the quality of our product lines. We also manufacture marijuana cigarettes (which we market as pre-rolls) for sale into the retail marketplace. This manufacturing process is streamlined through the use of machinery and our employees who inspect each marijuana cigarette to ensure quality control. We have partnered with different manufactures in California to manufacture our line of branded products we intend to distribute and/or sell into the marketplace. We do not restrict our needs to a single manufacturer or distribution company as we maintain ongoing relationships with Tier 1 vendors across the cannabis eco-system.

Branding

We provide packaging and branding services of all cannabis products. One of the key elements to our branding strategy is performing an analysis on a product’s competitor(s) currently in the retail space and working to make our product stand out. We work on pricing strategies, boutique branding elements and other ways to differentiate when shelf space gets limited and retailers slow down on taking certain product classes.

Sugar Stoned

Grapefruit acquired the Sugar Stoned® brand in the winter of 2018 for use through the winter of 2021. We began the manufacturing process and research and development process for our products immediately, and recently began to sell and distribute Sugar Stoned branded products throughout California. Retail cannabis product consumers can purchase Sugar Stoned infused gummies that have been tested and are certified to be pesticide and heavy metal free by a third party laboratory before being released at retail. Sugar Stoned brand is now a Grapefruit portfolio brand consisting of a premium quality cannabis infused gummy line with eight different flavors: Blue Raspberry, Cherry, Grape, Peach, Pineapple, Sour Apple, Strawberry and Watermelon.

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Rainbow Dreams

Grapefruit recently launched a new life-style brand designed specifically for the recreational cannabis marketplace called “Rainbow Dreams.” The Rainbow Dreams brand captures the “anything goes party vibe” of the 1970s by offering an array of cannabis products such as a line of vape cartridges with unique cannabis strains combined with all natural flavors for a no-burn experience compared to the traditional or earlier generation cartridges which burn at much higher temperatures and provide the user with a burning sensation when inhaling. Rainbow Dreams fills a niche in the marketplace – a top shelf quality product line that we expect to be competitively priced. We are currently developing THC and CBD infused gummies and mints which expect to incorporate into the Rainbow Dreams product line and make available for sale by the end of 2019.

We are also in the process of preparing to introduce several cannabis infused offerings and a new line of THC and CBD vaporizer cartridges in the third quarter of 2019.

Intellectual Property

The Company expects to file trademark requests with the State of California within the next three months relating to some of the Company’s brands and products.

The Company currently maintains a portfolio of trade secrets relating to the formulas for its CBD gummies, vaporization cartridges and oils.

Tolling

We routinely enter into toll processing agreements in which cultivators agree to provide us with their dried biomass which we then process at our extraction facility into finished distillate. In exchange, we provide 50% of the finished product to the cultivator. The cultivator is free to use our distribution service to sell their finished product or transfer the finished product to another distributor.

Packaging

We provide packaging services to re-integrate formally unlicensed products back into the legal marketplace. The space on packaging is limited due to compliance laws. We spend a significant amount of time working out these issues in a pre-production phase. Our goal is to keep a brand’s original design work while complying with the all government regulations. We devote serious efforts to re-brand an unlicensed product to quickly and efficiently re-integrate it into the retail space.

Marketing and Sales

We have retained employees with cannabis-related experience in product manufacturing, branding, marketing and retail sales in the State of California. We strategic relationship with a full service traditional and digital marketing agency that will promote our company and products. We have a multi-pronged approach to marketing our Company and its branded product lines: (1) social media – including Instagram, Facebook and Twitter; (2) influencers who are expected to promote our branded products directly to recreational cannabis users; (3) attendance at specific industry events that are designed to promote our company to both macro and micro targeted audiences; (4) targeted radio advertising designed to reach the recreational marketplace and static marketing (e.g., well placed bill board advertising); and (5) use of our sales force for the personal touch required to obtain shelf-space in all recreational and medicinal dispensaries.

The Company employs inside sales persons for retail, and outside sales people for wholesale purchases. Additionally, the Company maintains an online digital platform where customers may purchase the Company’s products.

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Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. So far, we have been able to source the materials required to manufacture our THC Distillate as well as our edibles and vape cartridges. Our products use both non-cannabis and cannabis raw materials. We have the entire United States for the sourcing non-cannabis raw materials – such as terpenes and ccells. The California cannabis marketplace is diverse and we have developed the relationships with other companies to ensure the consistent availability of the raw materials.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Competition

The cannabis industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products and services providers. Several significant competitors may offer products and/or services with prices that may match or are lower than ours. We believe that the products and services we offer are generally competitive with those offered by other cannabis companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Additionally, CBD is a naturally occurring cannabinoid constituent of cannabis. It was discovered in 1940 and is known to exhibit neuroprotective properties in many experimental systems. However, development of CBD as a drug has been confounded by the following: 1) low potency; 2) a large number of molecular targets; 3) marginal pharmacokinetic properties; and 4) designation as a schedule 1 controlled substance. We view that companies specializing in the sale, distribution and manufacturing of CBD based products as some of our stronger competitors based on recent laws and regulatory schemes.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

The FDA has broad authority to enforce the provisions of the FDCA and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

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In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Additionally, the Company is also subject to California law regarding dissemination of information via advertising. Mainly, these rules and regulations relate to directing advertisements to people aged 21 years and older. The type of advertising the Company expects to conduct and pursue is similar to how alcohol companies direct their advertising and marketing efforts.

Controlled Substance Regulation

At some point our products may be developed and be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Certain products we may develop could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription. We do not intend to produce “controlled substances” at this time, due to regulatory complications.

Employees

As of July 23, 2019, we had 14 full-time employees. Grapefruit has 4 employees at its lab facilities. One of the lab employees is responsible for managing onsite operations at the Warehouse. Grapefruit has a total of 5 inside sales and branding employees as well as 2 employees for operational support. Finally, the Company has 3 outside sales people located in Northern California. These sales people are in charge of Grapefruit’s bulk flower and trim sales. Our employees are not represented by a labor union or other collective bargaining groups at this point in time, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

Properties

We own approximately two acres of real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park in Desert Hot Springs, located on the extension of North Canyon Rd., approximately 10 miles north of the center of Palm Springs. We intend on building a fully integrated distribution, manufacturing and cultivation facility to become a seed to sale, fully vertically integrated Cannabis and CBD product Company.

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Additionally, our cannabis and CBD extraction laboratory and distribution facility is located in the same Canna-Business Park. On September 1, 2018, the Company entered into a three-year lease for approximately 2,268 square feet which commenced on March 1, 2018. Monthly lease payments are approximately $1,134

Legal Proceedings

From time to time, we may become involved in lawsuits, investigations and claims that arise in the ordinary course of business. As of the date of this prospectus, we are not a party to any litigation whereby the outcome of such litigation, if determined adversely to us, would materially affect our financial position, results of operations or cash flows.

The Company maintained a website at www.imaging3.com and currently maintains grapefuitblvd.com. Our Code of Business Conduct and Ethics, as reviewed and updated on October 26, 2017, is available on the imagine3.com website. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge on our website as soon as practicable after electronic filing of such material with, or furnishing it to, the U.S. Securities and Exchange Commission (the SEC”). This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington D.C. 20549. The SEC also maintains an internet website that contains reports, proxy statements, and other information about issuers, like Imaging3, Inc., who file electronically with the SEC. The address of the site is http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names of our directors, executive officer and certain significant employees and their ages, positions and biographical information as of the date of this annual report. Our executive officer is appointed by, and serves at the discretion of, our Board of Directors. There are no other family relationships among our directors or executive officer.

Name	Age	Position
Jeffrey N. Peterson	63	Chairman (through July 22, 2019)
John Hollister	58	Chief Executive Officer (through June 3, 2019), Director
George Zdasiuk	67	Director (through June 3, 2019)
Kenneth J. Biehl	64	Executive Vice President & Chief Financial Officer (through June 3, 2019)
Bradley J. Yourist	50	Chief Executive Officer and Director
Daniel J. Yourist	51	Chief Operating Officer, Corporate Secretary and Director

Bradley J. Yourist, age 50

Grapefruit’s Chief Executive Officer, Mr. Bradley J. Yourist possesses a combined twenty five years of senior management experience from running his own law firm to Grapefruit’s Cannabis Distribution and Manufacturing Divisions. He has gained significant hands-on experience in the daily operations of Grapefruit’s licensed cannabis business and he fully understands the California wholesale cannabis market and its current market trends.

Mr. Yourist was instrumental in launching Grapefruit’s edible division and has set-up strategic relationships to work with other California licensed companies to produce high quality cannabis infused edibles for the retail market. He and his team are also responsible for planning, licensing and permitting Grapefruit’s ‘Type 6’ ethanol cannabis extraction laboratory located in the City of Desert Hot Springs.

Since 2007, Mr. Yourist advised Prop. 215 ‘compliant’ medical cannabis cultivation operations and learned first-hand of the potential medical benefits of cannabis use for both cancer and terminally ill patients. In 1995, he became an active member of the State Bar of California in good standing and has several published appellate opinions to his credit. Since 1995, Mr. Yourist holds a California Real Estate Broker’s License. In June 1995, Mr. Yourist graduated law school with honors as a member of the law review at the University of La Verne School of Law and in 1992, he earned his BA in Political Science from California State University of Northridge.

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Daniel J. Yourist, age 51

Mr. Daniel J. Yourist is a Director and Chief Operating Officer of Grapefruit Boulevard Investments, Inc. Mr. Yourist is a licensing expert in the cannabis space. He has extensive compliance and operational experience in all facets of managing a California Cannabis business – from sourcing, purchasing and selling compliant cannabis goods to retailers, manufacturers and distributors to ensuring compliance with all State and Local Cannabis Laws and Regulations. Mr. Yourist is seasoned, precise and brings clarity to the regulatory atmosphere at Grapefruit as well as his comprehensive working knowledge of the operational aspects of distribution and manufacturing. Mr. Yourist has been an active member of the State Bar of California since 1995 and has held a California Real Estate Broker license since 2000. Mr. Yourist has extensive business law, employment law, litigation and appellate experience.

John Hollister, age 58

John Hollister joined Imaging3 in December of 2017 to serve as the Chief Executive Officer and Chairman of the Board and served as the Chief Executive Officer upon Mr. Petersen assuming the responsibilities of Chairman in March of 2018. Mr. Hollister resigned as Chief Executive Officer on June 3, 2019, but remains a member of the Board of Directors. Mr. Hollister brings nearly 30 years of healthcare leadership to Imaging3. Prior to joining the Company, Mr. Hollister served as the CEO of NuLife Sciences, a publicly traded (OTCQB; NULF) company (2016-2017) developing a proprietary process for transplant and wound care. Prior to NULF (2014-2015), he served as the first CEO and Director of NEMUS Bioscience (OTCQB: NMUS), a publicly traded life-sciences company developing a variety of molecules for multiple indications. He helped establish the company and served in this capacity during the licensing of the core technologies, the process of going public and the first year of raising necessary capital. From 2011-2013, Mr. Hollister served as the Executive Vice President, Marketing for Tethys Bioscience, a diagnostic company in the field of personalized medicine. Between 2009 and 2011, he was an independent healthcare consultant working with a variety of private, early stage healthcare companies. From 2006 and 2009, Mr. Hollister served as the CEO and Director of EEG Spectrum, a medical device company. Mr. Hollister was promoted to Chairman after the first year working with the company. Prior to EEG Spectrum, Mr Hollister spent 5 years at AMGEN in product marketing and as the Global Commercial Leader in Oncology. Prior to AMGEN, he spent three years as the Director of Marketing at Aviron, an early stage vaccine company and he started his career spending 8 years (1988-2006) at SmithKline Beecham in a variety of sales and marketing positions. Mr. Hollister received his BA in Economics at Stanford University and his MBA at the Drucker Graduate Management Center at the Claremont Graduate University. He also serves as the Secretary of the Board of the Brain and Behavior Research Foundation, the largest donor supported charity focused on research of the brain.

Limitation of Liability and Indemnification of Officers and Directors

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

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We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Imaging3, arising out of such person’s services as a director or officer of Imgagin3, any subsidiary of Imaging3 or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Committees

The Company does not currently maintain an audit committee. Previously, our board of directors appointed an audit committee. The board of directors has adopted a written charter of the audit committee. The audit committee is authorized by the board of directors to review our annual financial statements prior to publication, and to review the work of, and approve non-audit services performed by, our independent accountants. The audit committee is expected to make annual recommendations to the board for the appointment of independent public accountants for the ensuing year. The audit committee will also review the effectiveness of the financial and accounting functions and our organization, operations and management. The audit committee was formed on August 31, 2003. The audit committee held two meetings during fiscal year ended December 31, 2018.

Our board of directors does not have a compensation committee so all decisions with respect to management compensation are made by the whole board. Our board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm’s length.

Code of Conduct

We have adopted a code of conduct that applies to all of its directors, officers and employees. The text of the code of conduct has been posted on our Internet website and can be viewed at www.imaging3.com. Any waiver of the provisions of the code of conduct for executive officers and directors may be made only by our audit committee or the full board of directors and, in the case of a waiver for members of the audit committee, by the board of directors. Any such waivers will be promptly disclosed to our shareholders.

Compliance with Section 16(a) of Exchange Act

Our affiliates who are members of our management voluntarily comply with Section 16 of the Securities Exchange Act of 1934, as amended, even though we do not have securities registered under Section 12 of Exchange Act. Section 16(a) of the Exchange Act requires a registrant’s officers and directors, and certain persons who own more than 10% of a registered class of a registrant’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership (“Section 16 Reports”) with the Securities and Exchange Commission. Reporting Persons are required by the SEC to furnish the registrant with copies of all Section 16 Reports they file.

Based solely on our review of the copies of such Section 16 Reports received by us, or written representations received from certain Reporting Persons, all Section 16(a) filing requirements that would be applicable to our Reporting Persons (as our securities are registered under Section 12 of the Exchange Act) during and with respect to the fiscal year ended December 31, 2018 have been met on a timely basis.

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Legal Proceedings

During the past ten years, none of our current directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future. As more fully described below, our board of directors makes all decisions for the total compensation of our executive officers, including the Named Executive Officers. We do not have a compensation committee, so all decisions with respect to management compensation are made by the whole board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and, once we grow more and increase our staff, incentive compensation. Because of our small size and staff to date, we have not yet adopted a management equity incentive plan, nor have we yet used equity incentives as part of our management compensation policy.

While we have not hired at the executive level significantly since inception because our business has not grown sufficiently to justify increasing staff, we expect to grow and hire in the future. Our Named Executive Officers have been with us for many years and their compensation has basically been static, based primarily on levels at which we can afford to retain them, and their responsibilities and individual contributions. To date, we have not applied a formal compensation program to determine the compensation of the Named Executives. In the future, as we and our management team expand, our board of directors expects to add independent members, form a compensation committee comprised of independent directors, adopt a management equity incentive plan and apply the compensation philosophy and policies described in this section of the Form 10-K.

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The primary purpose of the compensation and benefits described below is to attract, retain and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of the board of directors. The following is a brief description of the key elements of our planned executive compensation structure.

Base salary and benefits are designed to attract and retain employees over time. Incentive compensation awards are designed to focus employees on the business objectives for a particular year. Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements. Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as it competes for talented employees in a marketplace where such protections are commonly offered.

The Elements of Imaging3’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The board reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. None of our Named Executive Officers have employment agreements with us. Additional factors reviewed by the board of directors in determining appropriate base salary levels and raise’s include subjective factors related to corporate and individual performance. For the year ended December 31, 2018, all executive officer base salary decisions were approved by the board of directors.

Incentive Compensation Awards

The Named Executives have not been paid bonuses and our board of directors has not yet established a formal compensation policy for the determination of bonuses. If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Imaging3: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price. The board has not adopted specific performance goals and target bonus amounts for any of its fiscal years, but may do so in the future. It is anticipated that such an incentive compensation awards program may commence during the year 2019.

Equity Incentive Awards

As stated previously, in the future we plan to adopt a formal management equity incentive plan pursuant to which we plan to grant stock options and make restricted stock awards to members of management, which would not be assignable during the executive’s life, except for certain gifts to family members or trusts that benefit family members. These equity incentive awards, we believe, would motivate our employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders. The board will consider several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule. Our policy will prohibit backdating options or granting them retroactively.

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Benefits and Prerequisites

At this stage of our business we have limited benefits and no prerequisites for our employees other than health insurance and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

Executive Compensation

The following table summarizes compensation paid or accrued by us for the years ended December 31, 2018 and December 31, 2017 for services rendered in all capacities, by our chief executive officer and our other most highly compensated executive officers during the fiscal years ended December 31, 2018 and December 31, 2017.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

John Hollister, CEO	2018	$219,000	-	$-	-	-	-	$219,000
	2017	$19,000	-	-	-	-	-	$19,000
Kenneth J. Biehl, EVP and	2018	$49,500	-	$-	-	-	-	$49,500
CFO	2017	$-	-	-	-	-	-	$-
Dane Medley, former	2018	$47,750	-	$-	-	-	-	$47,750
CEO	2017	$36,000	-	-	-	-	-	$36,000
Xavier Aguilera, former	2018	$30,500	-	$-	-	-	-	$30,500
EVP and CFO	2017	$36,000	-	-	-	-	-	$36,000
Officers as a Group	2018	$219,000	-	$-	-	-	-	$346,750
	2017	$19,000	-	-	-	-	-	$91,000

Employment Agreements

We entered into an employment agreement with our former chief executive officer, John Hollister, which commenced in November 2017. Mr. Hollister’s employment agreement provides for him to be paid an initial Salary of $17,500.00 per month rising to $26,500.00 per month if he achieves certain goals, and an annual bonus of up to $200,000.00 and certain Special Bonuses at the discretion of the Company’s board of directors.

The Company has not yet entered into employment agreements with Mr. Bradley Yourist or Mr. Dan Yourist, but expects to do so in the future.

Employee Benefit Plans

We have not yet, but may in the future, establish a management stock option plan pursuant to which stock options may be authorized and granted to the executive officers, directors, employees and key consultants of Imaging3.

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Director Compensation

During the year ended December 31, 2018, $45,000 was accrued for services provided by our chairman Jeffrey Peterson. In addition, $20,000 was accrued for George Zdasiuk as a director.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of the issued and outstanding common stock of Imaging3 at July 23, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of July 23, 2019 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 460,372,807 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Imaging3, Inc., 11111 Santa Monica Boulevard, Suite 100, Los Angeles, CA 90025. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name, Title and Address	Number of Shares Beneficially Owned	Percentage Ownership

Bradley Yourist, Chief Executive Officer and Director	129,983,568	28.24%
Dan Yourist, Chief Financial Officer and Director	129,983,568	28.24%
John Hollister, Director	4,000,000	*
Officers and Directors as a group (3 people)	263,967,136	56.5

*	Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None.

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock, par value of $0.0001 per share. During 2017, 2,000 shares of preferred shares were cancelled. As of July 23, 2019, and December 31, 2018, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares, par value of $0.0001 per share, of common stock.

During the three months ended March 31, 2018, the Company issued a total of 1,148,921 shares of common stock for cash in the amount of $148,773 and 17,645,000 shares were issued for services rendered valued at $5,280,661.

During the first quarter ended March 31, 2019, the Company issued 3,234,985 shares for $273,283 of subscription payable received before December 31, 2018, 14,027,800 shares related to conversions of notes payable of $977,427. During the quarter ended March 31, 2019, the company recorded $240,000 of subscription payable for 4,800,000 shares and 9,600,000 warrants with a strike price of $0.10. During the quarter ended March 31, 2019, 8,000,000 shares of stock to a former officer were canceled. The Company awarded directors, officers and key consultants 5,750,000 shares for services rendered. These shares were issued subsequent to March 31, 2019. At March 31, 2019, the company is also in the process of issuing 4,950,154 shares of common stock for the balance of subscription payable at March 31, 2019.

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As of March 31, 2019, there were approximately 582 record holders of our common stock, not including shares held in “street name” in brokerage accounts which is unknown. As of March 31, 2019, there were 49,689,768 shares of our common stock outstanding on record.

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 27,000,000 shares of common stock had been reserved for issuance. The Stock Option Plan will terminate in September 2024.

Stock Options

Transactions in 2018	Quantity	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life
Outstanding, December 31, 2018	250,000	$1.00	6.57
Granted
Exercised
Cancelled/Forfeited
Outstanding, March 31, 2019	250,000	$1.00	6.32
Exercisable, March 31, 2019	250,000	$1.00	6.32

Transactions in FY2018

Outstanding, December 31, 2017	250,000	$1.00	7.57
Granted
Exercised
Cancelled/Forfeited
Outstanding, December 31, 2018	250,000	$1.00	6.57
Exercisable, December 31, 2018	250,000	$1.00	6.57

As of March 31, 2019, former employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00.

Warrants

Following is a summary of warrants outstanding at March 31, 2019:

Number of Warrants	Exercise Price	Expiration Date
541,362	$0.00002	July 2023
50,000	$0.10	April 2022
625,000	$0.10	August 2022
575,000	$0.10	April 2023
250,000	$0.10	May 2023
162,500	$0.10	August 2023
2,800,000	$0.40	May 2022
375,000	$0.10	January 2024
9,800,000	$0.10	March 2021

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During the quarter ended March 31, 2019, the Company issuances 9,800,000 warrants to purchase 9,800,000 shares of the Company’s common stock at an exercise price of $0.10 per share for a period of two years from the date of issuance.

Derivative Liabilities

The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

The following table summarizes activity in the Company’s derivative liability during the first quarter ended March 31, 2019 and the year ended December 31, 2018:

12-31-18 Balance	$677,990
Creation	-
Reclassification of equity	(869,163)
Change in Value	15,633,479
3-31-19 Balance	$15,442,307

12-31-2017 Balance	$701,347
Creation	-
Reclassification to Equity	(202,996)
Change in Value	179,639
12-31-2018 Balance	$677,990

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.01 years -5.0 years
Dividend Yield	0%
Risk-free rate	2.33% - 2.49%
Volatility	65-168%

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Our balance sheet as of December 31, 2018 and December 31, 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period ended December 31, 2018 and December 31, 2017, have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the issuance of the Common Stock underlying the Notes and Warrants hereby will be passed upon for us by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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IMAGING3, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Imaging3, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Imaging3, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations, resulting in an accumulated deficit of approximately $21.3 million as of December 31, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2015

Encino, CA

April 16, 2019

F-2

IMAGING3, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,214	$3,594

Total current assets	14,214	3,594

PROPERTY AND EQUIPMENT, net	-	-
Total assets	$14,214	$3,594

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$703,518	$488,102
Administrative claims payable	1,113,708	-
Accrued expenses	372,773	216,031
Subscriptions payable	289,283	130,600
Derivative liability	677,990	701,347
Convertible notes payable, net of discount of $- and $455,478	2,167,107	1,043,502
Total current liabilities	5,324,379	2,579,582
LONG TERM LIABILITIES
Administrative claims payable	-	1,131,916

TOTAL LIABILITIES	5,324,379	3,711,498
COMMITMENTS AND CONTINGENCIES, note 10

STOCKHOLDERS’ DEFICIT:
	-	-
Common stock and additional paid-in capital authorized 1,000,000,000 shares, no par value and 40,426,983 and 15,474,454 issued and outstanding as of December 31, 2018, and December 31, 2017, respectively	15,944,948	9,417,055
Accumulated deficit	(21,255,113)	(13,124,959)
Total stockholders’ deficit	(5,310,165)	(3,707,904)
Total liabilities and stockholders’ deficit	$14,214	$3,594

*The financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split that occurred on March 16, 2018.

The accompanying notes form an integral part of these financial statements.

F-3

IMAGING3, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2018	Year Ended December 31, 2017

Net revenues	$-	$41,829

Cost of goods sold	-	14,263
Gross profit	-	27,566

Operating expenses
General and administrative expenses	6,321,546	1,654,541
Total operating expenses	6,321,546	1,654,541

Loss from operations	(6,321,546)	(1,626,975)

Other income (expense):
Interest expense	(679,685)	(1,171,708)
Change in value of derivatives	(179,639)	1,895,731
Gain (loss) on extinguishment of debt	100,914	3,668,776
Settlement of legal debt	(1,026,071)	-
Other income	(23,327)	87,487
Total other income (expense)	(1,807,808)	4,480,286

Income (loss) before income tax	(8,129,354)	2,853,311

Provision for income taxes	800	800

Net income (loss)	$(8,130,154)	$2,852,511

Net income (loss) per share - Basic	$(0.25)	$0.21
Net income (loss) per share - Diluted	$(0.25)	$0.18

Weighted average common stock outstanding - Basic	32,116,087	13,825,914
Weighted average common stock outstanding - Diluted	32,116,087	15,667,279

*The financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split that occurred on March 16, 2018.

The accompanying notes form an integral part of these financial statements.

F-4

IMAGING3, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Preferred stock		Common stock			Total
	Number of		Number of		Accumulated	stockholders’
	shares	Amount	shares	Amount	deficit	deficit

Balance as of December 31, 2016	100		12,201,005	$7,829,273	$(15,977,470)	$(8,148,197)

Shares issued for cash			7,500	7,000	-	7,000

Shares issued for services			2,541,500	648,300	-	648,300

Note payable converted to stock			431,375	431,375	-	431,375

Warrants issued for services			-	194,956		194,956

Shares from the issuance of notes			900,000	180,000		180,000

Repurchase of preferred stock	(100)					-

Aguilera shares cancelled			(1,400,000)	-		-

Cashless exercise of warrants			393,074	-		-

Settlement of derivatives				(73,849)		(73,849)

Exercise of stock options			400,000	200,000		200,000

Net income			-	-	2,852,511	2,852,511

Balance as of December 31, 2017	-		15,474,454	9,417,055	(13,124,959)	(3,707,904)

Shares issued for cash			2,325,146	377,418	-	377,418

Shares issued for services			18,058,539	5,442,076		5,442,076

Shares for subscriptions payable			857,694	111,500	-	111,500

Shares from the conversion of notes			6,811,151	596,899	-	596,899

Cancellation of shares			(3,100,001)			-

Net income			-	-	(8,130,154)	(8,130,154)

Balance as of December 31, 2018			40,426,983	$15,944,948	$(21,255,113)	$(5,310,165)

*The financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split that occurred on March 16, 2018.

The accompanying notes form an integral part of these financial statements.

F-5

IMAGING3, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2018	Year Ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(8,130,154)	$2,852,511
Adjustments to reconcile net loss to net cash used in operating activities:
Change in value of derivatives	179,639	(1,895,731)
Non cash interest	453,218	964.437
(Gain)loss on extinguishment of debt	(100,914)	(3,668,776)
Shares issued for services	5,442,076	648,300
Warrants issued for services	-	194,956
Legal settlement	1,034,197	-
Increase / (decrease) in current liabilities:
Accounts payable	164,878	124,778
Accrued expenses	184,849	89,675
Deferred revenue	-	(41,829)
Net cash used in operating activities	(772,211)	(731,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	212,750	575,035
Proceeds from sale of common stock	377,418	137,600
Proceeds from subscriptions payable	192,663	-
Net cash provided by financing activities	782,831	712,635

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	10,620	(19,044)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	3,594	22,638

CASH & CASH EQUIVALENTS, ENDING BALANCE	$14,214	$3,594
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Notes and accrued interest converted to common stock	$574,524	$196,797
Promissory notes issued for no cash consideration	$-	$151,222
Compensation paid through exercise of options	$-	$200,000

*The financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split that occurred on March 16, 2018.

The accompanying notes form an integral part of these financial statements.

F-6

IMAGING3, INC.

Notes to Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (the “Company”, “us”, “we”, “Imaging3”) is a corporation incorporated on October 29, 1993 as Imaging Services, Inc. in the state of California. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002. In March of 2018, the Company incorporated in Delaware.

The Company is a development stage medical device company. The Company has developed a portable proprietary imaging technology designed to produce 3D x-ray images in real time. The Company’s devices have the potential to use less radiation and require less specialized power sources than many currently available x-ray imaging devices. The Company’s lead device, the Dominion Smartscan, for which the Company plans to submit a 510K application with the FDA in 2020, will be easily transportable and works off conventional household current. While the primary focus is applications for the healthcare industry, there are many potential non-healthcare related uses for the Company’s technology, including agriculture and security.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On September 13, 2012 (the “Petition Date”), the Company filed a voluntary petition with the federal bankruptcy court in Los Angeles, California, to enter bankruptcy under Chapter 11 of the United States Bankruptcy Code. On or about July 15, 2013, our Plan of Reorganization was approved by the United States Bankruptcy Court. On July 30, 2013, we emerged from bankruptcy and continued operations under the terms and conditions of our Bankruptcy Reorganization Plan as it applies to post bankruptcy operations. For accounting purposes, management deemed the effective date of the Chapter 11 Plan (the “Plan”) to be June 30, 2013. The Company’s operations between July 1, 2013 and July 30, 2013 were not significant. The Plan adopted by Imaging3, Inc. is a reorganizing plan. Payments under the Plan were made by utilizing existing cash on hand, borrowings on a secured and unsecured basis, future cash flow, if any, capital raised through the sale of our common stock in private placements, and by conversion of debt to equity.

Upon emergence from bankruptcy, Imaging3 adopted fresh-start accounting which resulted in Imaging3 becoming a new entity for financial reporting purposes. Imaging3 applied fresh start accounting as of July 1, 2013. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the financial statements on or after July 1, 2013 are not comparable with the financial statements prior to that date.

On March 16, 2018, the Company completed a 1-for-20 reverse stock split. The accompanying financial statements have been retroactively restated to reflect the 1-for-20 reverse-stock split.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company had no cash equivalents at December 31, 2018 or 2017.

F-7

Revenue Recognition

Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements in FASB Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue, cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. The adoption of ASU 2014-09, using the modified retrospective approach, had no significant impact on the Company’s results of operation, cash flows or financial position.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. All revenue is recognized when the Company satisfies its performance obligations under the contract. The majority of the Company’s contracts have a single performance obligation and are short term in nature. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management’s expectations. The Company has a revenue receivables policy for service and warranty contracts. Equipment sales usually have a one-year warranty of parts and service. After a one-year period, the Company contacts the buyer to initiate the sale of a new warranty contract for one year. Warranty revenues are deferred and recognized on a straight line basis over the term of the contract or as services are performed.

Basic and Diluted Net Income Per Share

Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. During 2018, potentially dilutive securities were excluded from the computation of weighted average shares outstanding-diluted because their effect was anti-dilutive.

	December 31, 2018	December 31, 2017
Numerator:
Net income attributable to common shareholders, for the year ended December 31, 2018	$(8,130,154)	2,852,511
Denominator:
Weighted-average number of common shares outstanding during the period	32,116,087	13,825,914
Dilutive effect of stock options, warrants, and convertible promissory notes	-	1,841,365
Common stock and common stock equivalents used for diluted earnings per share	$32,116,087	$15,667,279

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. The Company utilizes various types of financing to fund its business needs, including convertible notes and warrants and other instruments not indexed to our stock. The Company is required to record its derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings in accordance with ASC 815. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with warrants to purchase common stock and convertible notes.

F-8

Fair Value of Financial Instruments

The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Observable prices in active markets for identical assets or liabilities.

Level 2: Observable prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in the market.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models, and similar techniques.

The Company had the following assets or liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017 respectively.

	Level 1	Level 2	Level 3	Total
Derivative Liabilities 2018	$-	$-	$677,990	$677,990
Derivative Liabilities 2017	$-	$-	$701,347	$701,347

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB ASC 730-10. Included in research and development costs are operating costs, facilities, supplies, external services, clinical trial and manufacturing costs, and overhead directly related to the Company’s research and development operations, as well as costs to acquire technology licenses.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

F-9

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of fiscal 2018. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the potential impact of adopting ASU 2017-11 on its financial statements and related disclosures.

3. INCOME TAXES

The Company’s book losses and other timing differences result in a net deferred income tax benefit which is offset by a valuation allowance for a net deferred asset of zero. The Company has concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company may not realize the benefit of all of its deferred tax assets. Accordingly, management has provided a 100% valuation allowance against its deferred tax assets until such time as management believes that its projections of future profits as well as expected future tax rates make the realization of these deferred tax assets more-likely-than-not. Significant judgment is required in the evaluation of deferred tax benefits and differences in future results from our estimates could result in material differences in the realization of these assets. The Company has recorded a full valuation allowance related to all of its deferred tax assets. The Company has performed an assessment of positive and negative evidence regarding the realization of the net deferred tax asset in accordance with FASB ASC 740-10, “Accounting for Income Taxes.” This assessment included the evaluation of scheduled reversals of deferred tax liabilities, the availability of carry forwards and estimates of projected future taxable income. The availability of the Company’s net operating loss carry forwards is subject to limitation if there is a 50% or more change in the ownership of the Company’s stock. The provision for income taxes consists of the state minimum tax imposed on corporations of $800. The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. The Company has not recognized any unrecognized tax benefits and does not have any interest or penalties related to uncertain tax positions as of December 31, 2017 or December 31, 2018.

As of December 31, 2018, the Company is still determining the amount of net operating loss (NOL) available or offset future taxable income.

F-10

The components of the net deferred income taxes at December 31, 2017 and 2018 are summarized below:

	December 31, 2018	December 31, 2017
Deferred income tax assets
Net operating loss carry forwards	$4,779,000	$3,373,000
Less: valuation allowance	(4,779,000)	(3,373,000)
Deferred income tax assets, net	$-	$-

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2018	December 31, 2017
Tax expense (benefit) at federal statutory rate	21%	34%
State tax expense, net of federal tax	9	6
Change in deferred taxes due to statutory rate change	-	51
Changes in valuation allowance	(30)	(90)
Effective income tax rate	$-	$-

Income tax expense for the period ended December 31, 2017 and the year ended December 31, 2018 is summarized below.

	2018	2017
Current tax expense:
Federal	$-	$-
State	800	800
Total current tax expense	$800	$800

Deferred tax expense:
Federal	$-	$-
State	-	-
Total deferred tax expense, net	$-	$-

Tax expense	$800	$800

4. NOTES PAYABLE

During 2015 and 2016, the Company issued promissory notes in the aggregate amount of $942,850 for cash proceeds of $872,500. These notes bear interest at 5%-10% per annum and several were due on various dates between 2015 and 2017. These notes are secured by substantially all assets of the Company. The convertible promissory notes are convertible into shares of the Company’s common stock at a rate equal to $0.20-$1.00 per share, subject to downward adjustments for future equity issuances. In connection with these convertible promissory notes, the Company issued warrants to purchase 3,325,000 shares of common stock at an exercise price of $0.20 per share, subject to downward adjustments for future equity issuances. The warrants have a term of 7 years from the date of issuance. The Company is in default under the terms of these notes.

The conversion features and warrants are considered derivative liabilities pursuant to ASC 815 and were measured at their grant-date fair value and recorded as a liability and note discount on the date of issuance. Subsequent changes to the value of the derivative liabilities are recorded in earnings.

F-11

On January 5, 2017 the Company entered into a financing arrangement with five accredited investors (the “Investors”), whereby amendments to certain convertible note agreements totaling $662,000 were enacted. The amendments to the convertible note agreements involved (1) extending the maturity dates of the note agreements; and (2) amending the optional conversion provisions of the original note agreements to now describe an adjustable conversion price based on the completion of a qualified financing offering. If the cumulative gross proceeds of such offerings exceed $2.5 million, the conversion price will be adjusted automatically to match the offering’s conversion price and conversion to common shares will occur automatically. If the cumulative gross proceeds of such offerings remain below $2.5 million, the conversion price adjusts to match the offering conversion price for the Investors. Should there be an event of default under these amended notes, the Investors will have, in addition to all the other rights described in that certain Securities Purchaser Agreement, the right, at each Investor’s option, to convert the notes into common shares at $0.20 per share. The Company and certain Investors agreed to amend its warrant agreements to reduce the number of warrants by 75% to 831,250. The exercise price remains at $0.20 per share. In consideration of this reduction of the number of warrants, the Company issued to the Investors new convertible promissory notes in total principal amount of $124,688 in the same form as the original convertible notes described above as amended. These additional convertible notes accrue interest beginning on January 9, 2017 and are due May 18, 2018.

The amendment to the notes and warrants were accounted for as an extinguishment of debt, which resulted in a gain on extinguishment of debt totaling $3,668,776 for the year ended December 31, 2017.

The Investors agreed to lend the Company up to $200,000, in increments of $50,000, at the Company’s discretion (the “Additional Loans”), as long as the Original Notes are not in default. These loans will be evidenced by note agreements in the form of the original notes as amended, described above, with a maturity date of May 18, 2018 and bear interest at 10% per annum. These notes have a face value of 118.75% of the funds actually advanced and contain conversion features (conversion price of $0.50 per share) making them derivative instruments. As of December 31, 2017, $150,034 of cash proceeds have been received from this agreement, for a total principal outstanding of $178,166. The Additional Loans are secured by a UCC filing on the Company’s assets. In connection with these note agreements, the derivative liability created by these note agreements and warrants totaled $288,057. The derivative liability in excess of the cash proceeds received was recorded as a charge to interest expense, which totaled $136,835. In addition, the Company issued 187,500 warrants in the form of the original Warrants as amended granting the Investor the right to purchase, at $0.20 per share in connection with these notes. These warrants were valued using the black-scholes valuation model with the assumptions and inputs discussed in note 6.

The agreement to amend the notes and warrants and to loan additional monies to the Company, as described above, was dependent on the two officers of the Company—Chief Executive Officer Dane Medley and Chief Financial Officer Xavier Aguilera—agreeing to restate their respective employment agreement, which they both have done.

On January 10, 2017, certain note holders converted notes to common shares. The total principal and accrued interest balance converted amounted to $196,797 along with $234,578 of derivative liability associated with conversion features that were settled upon conversion. The conversion resulted in the issuance of 431,375 common shares. The fair market value of the common shares on the date of conversion totaled $431,375.

On May 25, 2017 the Company completed the sale of $500,000 of Convertible Promissory Notes (the “Notes”) to two accredited investors (the “Investors”) that are due May 23, 2018 (the “Maturity Date”). After transaction costs, the company netted $425,000 from the sale of the Notes. These Notes bear interest at the rate of 12% per annum to the Maturity Date and may be redeemed by the Company for 125% of face value within 90 days of issuance and at 135% of face value from 91 days after issuance and before 180 days after issuance. Any amount of principal or interest on these notes which is not paid when due shall bear interest at the rate of 24% per annum from the due date thereof until the same is paid. If the Notes are not repaid by the end of this period, any balance due is convertible—at the option of the note holders—into common stock at 60% of the lowest closing price for the prior 20 trading days. In connection with the sale of the Notes, the Investors received a commitment fee totaling 900,000 shares valued at $180,000, and the holders of a majority of the principal amount of the Company’s notes outstanding at May 18, 2017 (the “Prior Notes”) executed, as of that date, an Omnibus Amendment that enabled the transaction by (i) extending the maturity date of these Prior Notes to May 18, 2018 and (ii) restricting the rights of all the holders of the Prior Notes, including their right to convert until certain conditions are met. In addition, the holders of these Prior Notes were relieved of their obligation to provide the final note tranche of $50,000. In connection with these notes, the Company recorded note discounts totaling $648,750 and an immediate charge to interest of $411,725 related to the excess value of the conversion feature derivative over the carrying value of the notes.

F-12

During 2018, the Company issued promissory notes in the amount of $101,000 that bear interest at 2% per annum and were due in the fourth quarter of 2018. The notes also provided for the issuance of 101,000 shares to the note holders. During the first quarter of 2019, $76,000 of the above-mentioned notes have been converted to 1,534,960 shares of common stock.

During the fourth quarter of 2018, the Company issued a promissory note in the amount of $56,750 that bears interest at 12% and was due the fourth quarter of 2018. The Company is in default on this note.

During 2018, debt and accrued interest in the amount of $574,524 were converted to 6,811,151 shares of common stock. As a result of these conversions, the Company recognized approximately $100,000 as a gain on extinguishment of debt, accrued interest, and derivative liabilities.

Amortization of note discounts amounted to $449,717 during the year ended December 31, 2018 and $449,281 for the year ended December 31, 2017.

5. GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has historically incurred net losses and as of December 31, 2018 had an accumulated deficit totaling $21.3 million. During the years ended December 31, 2018 and 2017, the Company utilized an aggregate of $1.5 million of cash in operating activities and incurred an aggregate net loss of $5.28 million. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary as a result of the Company’s going concern uncertainty.

Management’s plan regarding this matter is to, amongst other things, seek additional equity financing by selling our equity securities, obtaining funds through the issuance of debt, and continue seeking approval from the FDA to bring to market our real-time imaging platform; or, possibly merge with another operating organization. We cannot assure you that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders. If we raise additional funds or settle liabilities by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. Our ability to execute our business plan and continue as a going concern may be adversely affected if we are unable to raise additional capital or operate profitably.

The Company anticipates that further equity/debt financings will be necessary to continue to fund operations in the future and there is no guarantee that such financings will be available or, if available, on acceptable terms.

6. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock. During 2017, 2,000 shares of preferred shares were cancelled. As of December 31, 2018 and 2017, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of no par value common stock.

F-13

During the year ended December 31, 2017 the Company issued a total of 7,500 shares of common stock for cash in the amount of $7,000 and 2,541,500 shares were issued for services rendered valued at $648,300. In addition, the Company raised $130,600 of capital related to shares of common stock, however these shares were not issued as of December 31, 2017 and are presented as a subscription payable on the accompanying balance sheet.

During the year ended December 31, 2018, the Company issued 18,058,539 shares related to services valued at $5,442,076, of which 3,100,001 shares were cancelled during 2018, 2,325,146 shares were issued for cash proceeds of $377,418, 6,811,151 shares related to conversions of notes payable, and 857,694 shares related to the satisfaction of $111,500 of subscriptions payable.

As of December 31, 2018, there were approximately 580 record holders of our common stock, not including shares held in “street name” in brokerage accounts which is unknown. As of December 31, 2018, there were 40,426,983 shares of our common stock outstanding on record.

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 27,000,000 shares of common stock had been reserved for issuance. The Stock Option Plan will terminate in September 2024.

Stock Options

Transactions in FY2018	Quantity	Weighted- Average Exercise Price Per Share		Weighted- Average Remaining Contractual Life
Outstanding, December 31, 2017	250,000		$1.00	7.57
Granted
Exercised		$
Cancelled/Forfeited
Outstanding, December 31, 2018	250,000		$1.00	6.57
Exercisable, December 31, 2018	250,000		$1.00	6.57

Transactions in FY2017

Outstanding, December 31, 2016	650,000		$0.69	8.86
Granted
Exercised	(400,000)		$0.50
Cancelled/Forfeited
Outstanding, December 31, 2017	250,000		$1.00	7.57
Exercisable, December 31, 2017	250,000		$1.00	7.57

As of December 31, 2018, former employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00. On September 15, 2017, two officers exercised their 400,000 options at a cost of $200,000, by offsetting and reducing their deferred salary and other amounts owed to them by the Company.

F-14

7. WARRANTS

Following is a summary of warrants outstanding at December 31, 2018:

Number of
Warrants	Exercise Price	Expiration Date
541,362	$0.00002	July 2023
25,000	$0.20	April 2022
312,500	$0.20	August 2022
287,500	$0.20	April 2023
125,000	$0.20	May 2023
81,250	$0.20	August 2023
2,800,000	$0.40	May 2022
187,500	$0.20	January 2024

Effective May 1, 2017, the Board of Directors of the Company authorized the issuance of 2,800,000 warrants to purchase 2,800,000 shares of the Company’s common stock at an exercise price of $0.40 per share for a period of five years from the date of issuance to the officers of the Company. These warrants were fully-vested upon grant and as such, an expense was recognized upon grant. The fair value of the warrants was calculated using a Black-Scholes model and was estimated to be $194,956. The significant assumptions used in the calculations were as follows:

Term	5.0 years
Dividend Yield	0%
Risk-free rate	1.84%
Volatility	60%

8. DERIVATIVE LIABILITIES

The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

The following table summarizes activity in the Company’s derivative liability during the years ended December 31, 2018 and 2017:

12-31-2016 Balance	$5,532,898
Creation	1,188,275
Reclassification of equity	(163,674)
Change in Value	(5,856,152)
12-31-2017 Balance	$701,347

12-31-2017 Balance	$701,347
Creation	-
Reclassification to Equity	(202,996)
Change in Value	179,639
12-31-2018 Balance	$677,990

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.5 years -7.0 years
Dividend Yield	0%
Risk-free rate	1.20% - 1.77%
Volatility	60%

F-15

9. COMMITMENTS AND CONTINGENCIES

Administrative Claim of Greenberg Glusker Fields Claman & Machtinger LLP

On January 30, 2017 the Company entered into a new Agreement. Under the terms of the Agreement, the Company has agreed to pay Greenberg $1,117,574 plus any interest that has accrued at the rate of 6.0% per annum, as follows: (i) $100,000 on or before December 31, 2017; (ii) $150,000 on or before December 31, 2018 (iii) 4.0% of the first $2.5 million of gross proceeds of any private or public offering by the company (an “Offering”); (iv) 2.0% of the next $2.5 million of gross proceeds from such Offerings; (v) 4.0% of any gross proceeds thereafter from such Offerings; and (vi) the remaining balance on or before December 31, 2019.

In addition, Greenberg has the option to convert up to $150,000 of the balance into a warrant that would convert on terms that are equal to (or, in certain cases, better than) the terms offered in subsequent rounds of financing.

As of December 31, 2018, the Company has not made any of the payments required and is in default pursuant to the terms of the Agreement.

Bankruptcy Closure

On January 31, 2017, United States Bankruptcy Judge for the Central District of California, Neil Bason, granted the Company’s unopposed motion for entry of final decree and also granted approval of the two stipulations regarding payment of court-approved fees. As a result, the Imaging3 Chapter 11 proceeding is now closed. The Company is no longer subject to the jurisdiction of the Bankruptcy Court, and the case cannot be converted to a Chapter 7 proceeding, except that the Judge’s order in its final paragraph stated that “Notwithstanding the foregoing [order closing the bankruptcy case pursuant to 11 United States Code Section 350(a)] the bankruptcy case may be reopened on motion as set forth in the Greenberg, Glusker Fee Agreement and/or the Mentor Fee Agreement and thus the court retains jurisdiction for those purposes and as otherwise provided by law or as contemplated by the prior orders and proceedings of this court”. Thus, technically, the case could possibly be reopened by either of those aforementioned creditors. As of the date of filing of this report, the Company is in default of certain terms of the Greenberg, Glusker and Mentor agreements, however, the Company maintains open and cordial relations with Greenberg, Glusker and Mentor.

Pending Litigation

On September 13, 2017, Alpha Capital Anstalt and Brio Capital Master Fund, LTD, two minority members of a group of investors in the Company (the “Plaintiff”) filed a lawsuit seeking damages and injunctive relief in the United States District Court for the Southern District of New York claiming that the Company breached certain Note and Warrant agreements among the parties to the action. The holders of the majority of the investment involved in the above lawsuit chose not to join in the lawsuit and have informed the Company that they believe the lawsuit to be baseless. On November 21, 2017, the Court denied the Plaintiff’s request for injunctive relief against the Company. As a result, the case essentially became an action for money damages against the Company, which the Company believes to be without merit and has defended. However, on July 27, 2018 United States District Court for the Southern District of New York granted the plaintiffs motion for summary judgement, awarding them approximately $1.4 million dollars. The Company is, as of the date of this letter, in advanced negotiations to settle this judgment. The Company has accrued this amount, in full, as of December 31, 2018, resulting in a charge to other expenses of approximately $1.034 million during 2018.

F-16

10. SUBSEQUENT EVENTS

On March 11, 2019 the Company signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition (the “Acquisition”) by a privately held Los Angeles based cannabis company (the “Acquirer”). The Acquirer holds licenses issued by the State of California to manufacture and distribute cannabis products in California. The Acquirer commenced operations in mid-2018 and has reported more than $550,000 in revenue from operations since they commenced. The Acquirer maintains facilities in Riverside County California near Palm Springs. On Thursday, March 7, 2019 the Acquirer obtained its final permit and clearance from the local fire department to commence operation of an ethanol extraction laboratory at such facilities and will initiate related extraction and post processing operations as soon as practicable. The Acquirer’s laboratory will be able to extract CBD hemp under Federal law pursuant to the recently signed 2018 Farm Act that classifies CBD hemp as an insurable commodity.

Pursuant to the terms of the LOI, the Company and the Acquirer have initiated negotiations intended to result in completion of a definitive Exchange Agreement (the “Agreement”) encompassing all of the material terms of the Agreement on or before March 31, 2019. Pursuant to the terms of the LOI, the Agreement will provide that upon conclusion of the Acquisition, the Acquirer’s designees shall own 80% of the then outstanding common shares of the Company and the Company’s current shareholders shall own 20% of such outstanding common shares. In addition, the Company will be required to settle certain outstanding creditor obligations on terms acceptable to both the Acquirer and the Company. Furthermore, the Acquirer is required to obtain a commitment for a bridge loan of not less than $1,250,000.00 to be funded upon the closing of the Acquisition and an equity infusion of at least $5,000,000.00 at a pre-money valuation of at least $15,000,000.00 to be funded upon the closing of the Acquisition.

Simultaneous with a successful closing of the Acquisition, the Company will assign all rights to its intellectual property and assets relating to its Dominion imaging technology to a private closely held Company to be owned by IGNG, current IGNG management and board members, certain other persons currently associated with the Company and the Acquirer’s designees in percentages to be negotiated among those persons prior to the closing of the transaction. The Dominion enterprise will thereafter execute its business plan as previously articulated in IGNG’s periodic reports to the SEC.

At the closing, current IGNG officers and directors shall appoint the Acquirer’s designees to officer and directors positions at post acquisition IGNG and resign there officer and director positions.

In January 2019, a former officer of the company canceled 8,000,000 shares of common stock that were previously issued.

F-17

IMAGING3, INC.

BALANCE SHEETS

	March 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$67,146	$14,214

Total current assets	67,146	14,214

PROPERTY AND EQUIPMENT, net	-	-
Total assets	$67,146	$14,214

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$681,776	$703,518
Administrative claims payable	1,113,708	1,113,708
Accrued expenses	394,356	372,773
Subscriptions payable	256,000	289,283
Derivative liability	15,442,307	677,990
Convertible notes payable, net of discount of $- and $179,307	2,165,482	2,167,107
Total current liabilities	20,053,629	5,324,379
LONG TERM LIABILITIES
Administrative claims payable	-	-

TOTAL LIABILITIES	20,053,629	5,324,379
COMMITMENTS AND CONTINGENCIES, note 8

STOCKHOLDERS’ DEFICIT:
	-	-
Common stock and additional paid-in capital authorized 1,000,000,000 shares, no par value and 49,689,768 and 40,426,983 issued and outstanding as of March 31, 2019, and December 31, 2018, respectively	17,195,658	15,944,948
Accumulated deficit	(37,182,141)	(21,255,113)
Total stockholders’ deficit	(19,986,483)	(5,310,165)
Total liabilities and stockholders’ deficit	$67,146	$14,214

The accompanying notes form an integral part of these unaudited financial statements

F-18

IMAGING3, INC.
CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31, 2019	Three months ended March 31, 2018

Net revenues	$-	$-

Cost of goods sold	-	-
Gross profit (loss)	-	-

Operating expenses:
General and administrative expenses	195,325	5,671,297
Total operating expenses	195,325	5,671,297

Loss from operations	(195,325)	(5,671,297)

Other income (expense):
Interest expense	(48,296)	(305,293)
Change in value of derivative instruments	(15,633,479)	(745,855)
Gain (loss) on extinguishment of debt	(49,926)	(6,958)
Other income (expense)	-	-
Total other income (expense)	(15,731,701)	(1,058,106)

Income (loss) before income taxes	(15,927,026)	(6,729,403)

Provision for income taxes		-

Net income (loss)	$(15,927,026)	$(6,729,403)

Net income (loss) per share - Basic	$(0.39)	$(0.37)
Net income (loss) per share - Diluted	$(0.39)	$(0.37)
Weighted average common stock outstanding - Basic	41,225,688	18,074,095
Weighted average common stock outstanding - Diluted	41,225,688	18,074,095

The accompanying notes form an integral part of these unaudited financial statements.

F-19

IMAGING3, INC.

CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED

MARCH 31, 2019 AND 2018

(UNAUDITED)

	Three months ended	Three months ended
	March 31, 2019	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,927,026)	$(6,729,403)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Non Cash Interest	4,000	270,910
(Gain) loss on extinguishment of debt	49,926	6,958
Change in value of derivatives	15,633,479	745,855
Shares issued for services	-	5,280,661
Warrants issued for service	-	-
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	(22,553)	325,812
Net cash used for operating activities	(217,068)	(99,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	30,000	10,000
Proceeds from subscription payable	240,000	148,773
Net cash provided from financing activities	270,000	158,773

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	52,932	59,566

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	14,214	3,594

CASH & CASH EQUIVALENTS, ENDING BALANCE	$67,146	$63,160
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY
Notes and accrued interest converted to common stock	$54,338	$40,900

The accompanying notes form an integral part of these unaudited financial statements

F-20

IMAGING3, INC.

Notes to Condensed Financial Statements

(Unaudited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Imaging3, Inc. (the “Company”, “us”, “we”, “Imaging3”) is a corporation incorporated on October 29, 1993 as Imaging Services, Inc. in the state of California. The Company filed a certificate of amendment of articles of incorporation to change its name to Imaging3, Inc. on August 20, 2002. In March of 2018, the Company incorporated in Delaware.

The Company is a development stage medical device company. The Company has developed a portable proprietary imaging technology designed to produce 3D x-ray images in real time. The Company’s devices have the potential to use less radiation and require less specialized power sources than many currently available x-ray imaging devices. The Company’s lead device, the Dominion Smartscan, for which the Company plans to submit a 510K application with the FDA in 2020, will be easily transportable and works off conventional household current. While the primary focus is applications for the healthcare industry, there are many potential non-healthcare related uses for the Company’s technology, including agriculture and security.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On September 13, 2012 (the “Petition Date”), the Company filed a voluntary petition with the federal bankruptcy court in Los Angeles, California, to enter bankruptcy under Chapter 11 of the United States Bankruptcy Code. On or about July 15, 2013, our Plan of Reorganization was approved by the United States Bankruptcy Court. On July 30, 2013, we emerged from bankruptcy and continued operations under the terms and conditions of our Bankruptcy Reorganization Plan as it applies to post bankruptcy operations. For accounting purposes, management deemed the effective date of the Chapter 11 Plan (the “Plan”) to be June 30, 2013. The Company’s operations between July 1, 2013 and July 30, 2013 were not significant. The Plan adopted by Imaging3, Inc. is a reorganizing plan. Payments under the Plan were made by utilizing existing cash on hand, borrowings on a secured and unsecured basis, future cash flow, if any, capital raised through the sale of our common stock in private placements, and by conversion of debt to equity.

Upon emergence from bankruptcy, Imaging3 adopted fresh-start accounting which resulted in Imaging3 becoming a new entity for financial reporting purposes. Imaging3 applied fresh start accounting as of July 1, 2013. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the financial statements on or after July 1, 2013 are not comparable with the financial statements prior to that date.

The accompanying unaudited interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company had no cash equivalents at March 31, 2019 or December 31, 2018.

Revenue Recognition

Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes the revenue recognition requirements in FASB Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue, cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. The adoption of ASU 2014-09, using the modified retrospective approach, had no significant impact on the Company’s results of operation, cash flows or financial position.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. All revenue is recognized when the Company satisfies its performance obligations under the contract. The majority of the Company’s contracts have a single performance obligation and are short term in nature. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management’s expectations. The Company has a revenue receivables policy for service and warranty contracts. Equipment sales usually have a one-year warranty of parts and service. After a one-year period, the Company contacts the buyer to initiate the sale of a new warranty contract for one year. Warranty revenues are deferred and recognized on a straight-line basis over the term of the contract or as services are performed.

Basic and Diluted Net Income Per Share

Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. During 2018 and 2019, potentially dilutive securities were excluded from the computation of weighted average shares outstanding-diluted because their effect was anti-dilutive.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. The Company utilizes various types of financing to fund its business needs, including convertible notes and warrants and other instruments not indexed to our stock. The Company is required to record its derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings in accordance with ASC 815. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with warrants to purchase common stock and convertible notes.

Fair Value of Financial Instruments

The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Observable prices in active markets for identical assets or liabilities.

F-22

Level 2: Observable prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in the market.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models, and similar techniques.

The Company had the following assets or liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017 respectively.

	Level 1	Level 2	Level 3	Total
Derivative Liabilities March 31, 2019	$-	$-	$15,442,307	$15,442,307
Derivative Liabilities December 31, 2018	$-	$-	$677,990	$677,990

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB ASC 730-10. Included in research and development costs are operating costs, facilities, supplies, external services, clinical trial and manufacturing costs, and overhead directly related to the Company’s research and development operations, as well as costs to acquire technology licenses.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of fiscal 2018. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

F-23

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible Form instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The adoption of this standard had no material impact on the Company’s financial position or results of operations.

3. INCOME TAXES

The Company’s book losses and other timing differences result in a net deferred income tax benefit which is offset by a valuation allowance for a net deferred asset of zero. The Company has concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company may not realize the benefit of all of its deferred tax assets. Accordingly, management has provided a 100% valuation allowance against its deferred tax assets until such time as management believes that its projections of future profits as well as expected future tax rates make the realization of these deferred tax assets more-likely-than-not. Significant judgment is required in the evaluation of deferred tax benefits and differences in future results from our estimates could result in material differences in the realization of these assets. The Company has recorded a full valuation allowance related to all of its deferred tax assets. The Company has performed an assessment of positive and negative evidence regarding the realization of the net deferred tax asset in accordance with FASB ASC 740-10, “Accounting for Income Taxes.” This assessment included the evaluation of scheduled reversals of deferred tax liabilities, the availability of carry forwards and estimates of projected future taxable income. The availability of the Company’s net operating loss carry forwards is subject to limitation if there is a 50% or more change in the ownership of the Company’s stock. The provision for income taxes consists of the state minimum tax imposed on corporations of $800. The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. The Company has not recognized any unrecognized tax benefits and does not have any interest or penalties related to uncertain tax positions as of December 31, 2018 or March 31, 2019.

4. NOTES PAYABLE

During the first quarter of 2018, the Company issued a promissory note in the amount of $10,000 that bears interest of 10%. The note matured as of April 15, 2018 and was paid back with cash.

During the first quarter of 2019, the Company issued two short-term promissory notes in the amount of $30,000 that bears interest at $6,000 per month. The notes matured within twenty days of issuance but are extendable at the Company’s option and remain outstanding as of March 31, 2019.

During 2018, debt and accrued interest in the amount of $574,524 were converted to 6,811,151 shares of common stock. As a result of these conversions, the Company recognized approximately $100,000 as a gain on extinguishment of debt, accrued interest, and derivative liabilities.

During the first quarter ended March 31, 2019, debt and accrued interest in the amount of $54,338 were converted to 14,027,800 shares of common stock. As a result of these conversions, the Company recognized approximately $50,000 as a loss on extinguishment of debt, accrued interest, and derivative liabilities.

Amortization of note discounts amounted to $179,307 during the quarter ended March 31, 2018 and none for the quarter ended March 31, 2019.

F-24

5. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock. During 2017, 2,000 shares of preferred shares were cancelled. As of March 31, 2019, and December 31, 2018, there are no shares of preferred stock outstanding.

Common Stock

The Company is authorized to issue 1,000,000,000 shares of no-par value common stock.

During the three months ended March 31, 2018, the Company issued a total of 1,148,921 shares of common stock for cash in the amount of $148,773 and 17,645,000 shares were issued for services rendered valued at $5,280,661.

During the first quarter ended March 31, 2019, the Company issued 3,234,985 shares for $273,283 of subscription payable received before December 31, 2018, 14,027,800 shares related to conversions of notes payable of $977,427. During the quarter ended March 31, 2019, the company recorded $240,000 of subscription payable for 4,800,000 shares and 9,600,000 warrants with a strike price of $0.10. During the quarter ended March 31, 2019, 8,000,000 shares of stock to a former officer were canceled. The Company awarded directors, officers and key consultants 5,750,000 shares for services rendered. These shares were issued subsequent to March 31, 2019. At March 31, 2019, the company is also in the process of issuing 4,950,154 shares of common stock for the balance of subscription payable at March 31, 2019.

As of March 31, 2019, there were approximately 582 record holders of our common stock, not including shares held in “street name” in brokerage accounts which is unknown. As of March 31, 2019, there were 49,689,768 shares of our common stock outstanding on record.

Stock Option Plan

During 2014, the Board of Directors adopted, and the shareholders approved, the 2014 Stock Option Plan under which a total of 27,000,000 shares of common stock had been reserved for issuance. The Stock Option Plan will terminate in September 2024.

Stock Options

Transactions in 2018	Quantity	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life
Outstanding, December 31, 2018	250,000	$1.00	6.57
Granted
Exercised
Cancelled/Forfeited
Outstanding, March 31, 2019	250,000	$1.00	6.32
Exercisable, March 31, 2019	250,000	$1.00	6.32

Transactions in FY2018

Outstanding, December 31, 2017	250,000	$1.00	7.57
Granted
Exercised
Cancelled/Forfeited
Outstanding, December 31, 2018	250,000	$1.00	6.57
Exercisable, December 31, 2018	250,000	$1.00	6.57

As of March 31, 2019, former employees of the Company hold options to purchase 250,000 shares of common stock at an exercise price of $1.00.

F-25

6. WARRANTS

Following is a summary of warrants outstanding at March 31, 2019:

Number of Warrants	Exercise Price	Expiration Date
541,362	$0.00002	July 2023
50,000	$0.10	April 2022
625,000	$0.10	August 2022
575,000	$0.10	April 2023
250,000	$0.10	May 2023
162,500	$0.10	August 2023
2,800,000	$0.40	May 2022
375,000	$0.10	January 2024
9,800,000	$0.10	March 2021

During the quarter ended March 31, 2019, the Company issuanced of 9,800,000 warrants to purchase 9,800,000 shares of the Company’s common stock at an exercise price of $0.10 per share for a period of two years from the date of issuance.

7. DERIVATIVE LIABILITIES

The Company’s only asset or liability measured at fair value on a recurring basis was its derivative liability associated with warrants to purchase common stock and the conversion features embedded in convertible promissory notes.

In connection with financing transactions, the Company issued warrants to purchase common stock and convertible promissory notes. These instruments included provisions that could result in a reduced exercise price based on specified full-ratchet anti-dilution provisions. The “reset” provisions were triggered in the event the Company subsequently issued common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than contractually specified amounts. Upon triggering the “reset” provisions, the exercise / conversion price of the instrument will be reduced. Accordingly, pursuant to ASC 815, these instruments were not considered to be solely indexed to the Company’s own stock and were not afforded equity treatment.

The following table summarizes activity in the Company’s derivative liability during the first quarter ended March 31, 2019 and the year ended December 31, 2018:

12-31-18 Balance	$677,990
Creation	-
Reclassification of equity	(869,163)
Change in Value	15,633,479
3-31-19 Balance	$15,442,307

12-31-2017 Balance	$701,347
Creation	-
Reclassification to Equity	(202,996)
Change in Value	179,639
12-31-2018 Balance	$677,990

F-26

The Company classifies the fair value of these derivative liabilities under level 3 of the fair value hierarchy of financial instruments. The fair value of the derivative liability was calculated using a Black Scholes model. The Company’s stock price and estimates of volatility are the most sensitive inputs in validation of assets and liabilities at fair value. The liabilities were measured using the following assumptions:

Term	0.01 years -5.0 years
Dividend Yield	0%
Risk-free rate	2.33% - 2.49%
Volatility	65-168%

8. COMMITMENTS AND CONTINGENCIES

Administrative Claim of Greenberg Glusker Fields Claman & Machtinger LLP

On January 30, 2017 the Company entered into a new Agreement. Under the terms of the Agreement, the Company has agreed to pay Greenberg $1,117,574 plus any interest that has accrued at the rate of 6.0% per annum, as follows: (i) $100,000 on or before December 31, 2017; (ii) $150,000 on or before December 31, 2018 (iii) 4.0% of the first $2.5 million of gross proceeds of any private or public offering by the company (an “Offering”); (iv) 2.0% of the next $2.5 million of gross proceeds from such Offerings; (v) 4.0% of any gross proceeds thereafter from such Offerings; and (vi) the remaining balance on or before December 31, 2019.

In addition, Greenberg has the option to convert up to $150,000 of the balance into a warrant that would convert on terms that are equal to (or, in certain cases, better than) the terms offered in subsequent rounds of financing.

As of March 31, 2019, the Company has not made any of the payments required and is in default pursuant to the terms of the Agreement.

Bankruptcy Closure

On January 31, 2017, United States Bankruptcy Judge for the Central District of California, Neil Bason, granted the Company’s unopposed motion for entry of final decree and also granted approval of the two stipulations regarding payment of court-approved fees. As a result, the Imaging3 Chapter 11 proceeding is now closed. The Company is no longer subject to the jurisdiction of the Bankruptcy Court, and the case cannot be converted to a Chapter 7 proceeding, except that the Judge’s order in its final paragraph stated that “Notwithstanding the foregoing [order closing the bankruptcy case pursuant to 11 United States Code Section 350(a)] the bankruptcy case may be reopened on motion as set forth in the Greenberg, Glusker Fee Agreement and/or the Mentor Fee Agreement and thus the court retains jurisdiction for those purposes and as otherwise provided by law or as contemplated by the prior orders and proceedings of this court”. Thus, technically, the case could possibly be reopened by either of those aforementioned creditors. As of the date of filing of this report, the Company is in default of certain terms of the Greenberg, Glusker and Mentor agreements, however, the Company maintains open and cordial relations with Greenberg, Glusker and Mentor.

Pending Litigation

See note 9

F-27

9. SUBSEQUENT EVENTS

On Monday, April 15, Imaging3, Alpha Capital Anstalt (“Alpha”) and Brio Capital Master Fund (“Brio”) agreed to terms settling the outstanding judgment against the Company, issued by the United States District Court for the Southern District of New York (the “Court”) on July 27, 2018 (the “Agreement”). The Court awarded Alpha $804,770.08 and Brio $669,805.43, respectively. Under the terms of the Agreement, the Company will pay $100,000 cash to both Alpha and Brio at the time of the closing of the Acquisition. The balance of the judgments will be converted to IGNG restricted common shares at the conversion price of $0.164 per share, translating to 4,191,070 (four million, one hundred, ninety thousand, and seventy) Shares of IGNG’s common stock to Alpha and 3,514,628 (three million, five hundred fourteen thousand, six hundred and twenty) Shares to Brio. Further, Alpha and Brio, with the full and complete cooperation of IGNG, shall promptly commence an action against IGNG in the Superior Court of the State of California (the “Settlement Court”) seeking the Settlement Court’s approval of this Agreement pursuant to Section 3(a)(10) of the Securities Act of 1933 which will, essentially, allow IGNG to issue the above shares to Alpha and Brio without restriction. IGNG management believes this cooperative proceeding will be completed by mid-July 2019.

Share Exchange Agreement

On Sunday, April 28, Imaging3 and GBI executed a definitive Share Exchange Agreement and Plan of Reorganization (the “Agreement”) (which was subsequently amended on May 31, 2019), at the closing of which GBI will become a wholly-owned subsidiary of IGNG and GBI’s shareholders and other persons will own approximately 81% of the post-Acquisition common shares of IGNG. The IGNG common shares representing the 81% IGNG stake will be restricted securities issued to the current GBI shareholders on a pro rata basis to their GBI ownership in exchange for their GBI shares which will thereafter be owned by IGNG. At the conclusion of the Acquisition the Company will have approximately 387,969,000 common shares issued and outstanding, subject to adjustment, of which GBI management will own approximately 230,223,000 shares or approximately 60% of the then outstanding common shares of the Company. In addition, at the closing, a newly formed corporation (“New I3”) will assume all of the current assets and most of the liabilities of IGNG. IGNG will thereafter own a yet-to-be determined percentage of the shares of New I3. Furthermore, closing of the Acquisition will be dependent upon IGNG reaching final terms with an Investor or Investors for an investment of $12,000,000.00 of debt and equity in IGNG.

On Wednesday July 10, IGNG closed the Share Exchange Agreement after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), a copy of which is attached hereto as Exhibit #2, including the execution of the Greenberg Settlement Agreement as set forth above, by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc. (“Grapefruit”)., a California corporation and privately held cannabis products company based in Westwood, Los Angeles, CA. Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately eighty-five million two hundred eighteen thousand two hundred forty nine (85,218,249) outstanding shares of common stock. Therefore IGNG will shortly, after the final closing of the Acquisition, issue to Grapefruit’s shareholders approximately three hundred sixty-three million two hundred eighteen thousand two hundred forty nine (363,218,249) IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist will own a combined 72.26% or approximately two hundred sixty two million four hundred sixty one million five hundred seven 262,461,507 shares. In addition, shortly after the closing, IGNG will issue approximately twenty three million one hundred nine thousand seven hundred fourteen 23,109,714 new restricted common shares to an advisor to Grapefruit in connection with structuring of the Acquisition and the Investment. As a result, at the conclusion of the Acquisition, IGNG will have a total of approximately four hundred seventy one million six hundred twenty six thousand eight hundred fourteen 471,626,814 common shares issued and outstanding.

The closing of the transaction will occur on or before the business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the acquisition (the “Closing”). Within 75 days of the Closing the Company shall file a Form 8-K with the SEC which will include, along with all other required disclosures, audited pro forma consolidated financial statements of IGNG and GBI from GBI’s inception through the period ended April 30, 2019.

Greenberg Glusker Settlement

On Friday July 5, 2019 the Company and Greenberg Glusker Fields Claman & Machtinger, LLP executed a Settlement Agreement (the “Greenberg Settlement Agreement”), with its former bankruptcy counsel and largest trade creditor Greenberg Glusker Fields Claman & Machtinger LLP (“GG”). The Greenberg Settlement Agreement calls for IGNG/Grapefruit to liquidate the outstanding GG balance of $1,245,380.00 (the “Balance”) by the payment of $204,000 to GG in three payments of $68,000.00 to be made by no later than November 30, 2019 and the immediate issuance of 6,351,126 IGNG common shares (The “Settlement Shares”) at an agreed value of $.164 per share to GG. The Settlement Shares will be the subject of a Section 3(a)(10) of the Securities Act of 1933 action (the “3(a)(10) Action”) to be expeditiously filed by GG, by which the Court hearing the 3(a)(1) action will be asked to approve the Agreement and after such approval the Settlement Shares shall be immediately eligible for resale in the public markets. The Greenberg Settlement Agreement calls for the issuance of “Make Whole” shares to GG, if after the sale of all the Settlement Shares by GG in the public market it fails to realize sufficient funds to liquidate the balance. The Greenberg Settlement Agreement also contains a “leak out” provision limiting sales of the Settlement Shares by GG to insure that such sale do not disrupt the market for IGNG shares while such shares are being liquidated.

Subsequent to March 31, 2019 and as of July 18, 2019, the Company issued 9,355,000 shares related to services valued at $569,303, 8,440,000 shares were issued for cash proceeds of $419,500, and 6,601,669 shares related to conversions of notes payable in the amount of $196,449.

10. GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has historically incurred net losses and as of December 31, 2018 had an accumulated deficit totaling $21.3 million. During the quarter ended March 31, 2019 and the years ended December 31, 2018 and 2017, the Company utilized an aggregate of $1.7 million of cash in operating activities and incurred an aggregate net loss of $18.5 million. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary as a result of the Company’s going concern uncertainty.

Management’s plan regarding this matter is to, amongst other things, seek additional equity financing by selling our equity securities, obtaining funds through the issuance of debt, and continue seeking approval from the FDA to bring to market our real-time imaging platform; or, possibly merge with another operating organization. We cannot assure you that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders. If we raise additional funds or settle liabilities by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. Our ability to execute our business plan and continue as a going concern may be adversely affected if we are unable to raise additional capital or operate profitably.

The Company anticipates that further equity/debt financings will be necessary to continue to fund operations in the future and there is no guarantee that such financings will be available or, if available, on acceptable terms.

F-28

73,130,731 Shares of Common Stock Underlying Convertible Notes

39,000,000 Shares of Common Stock Underlying Warrants to Purchase Common Stock

Imaging3, Inc.

PROSPECTUS

July 25, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee*		$607.42
FINRA Filing Fee	$
Printing Fees and Expenses	$
Accounting Fees and Expenses*		$5,000
Legal Fees and Expenses*		$25,000
Transfer Agent and Registrar Fees	$
Miscellaneous Fees and Expenses*		$5,000
Total*		$35,607.42

* Estimated expenses.

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

II-1

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On June 25, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.101 per share an aggregate of 530,000 shares of the Company’s Common Stock for an aggregate consideration of $53,530.

Between May 8, 2019 and June 25, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to five accredited investors at prices varying between $0.0067 per share and $0.101 per share an aggregate of 5,030,000 shares of the Company’s Common Stock for an aggregate consideration of $83,680.

On February 21, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.0067 per share an aggregate of 250,000 shares of the Company’s Common Stock for an aggregate consideration of $1,675.

Between March 29, 2019 and May 22, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seventeen accredited investors at a price of $0.05 per share an aggregate of 17,919,000 shares of the Company’s Common Stock for an aggregate consideration of $895,950.

Between February 21, 2019 and March 29, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to six accredited investors at prices varying between $0.0067 per share and $0.20 per share an aggregate of 1,273,985 shares of the Company’s Common Stock for an aggregate consideration of $136,380.

Between January 29, 2019 and February 20, 2019, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.03 per share an aggregate of 17,919,000 shares of the Company’s Common Stock for an aggregate consideration of $537,570.

On October 19, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.13 per share an aggregate of 2,122,867 shares of the Company’s Common Stock for an aggregate consideration of $275,973.

On August 1, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.164 per share an aggregate of 1,093,146 shares of the Company’s Common Stock for an aggregate consideration of $179,276.

II-2

On June 4, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.01 per share an aggregate of 50,000 shares of the Company’s Common Stock for an aggregate consideration of $500.

On April 30, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.01 per share an aggregate of 198,000 shares of the Company’s Common Stock for an aggregate consideration of $1,980.

On April 30, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to eleven accredited investors at a price of $0.65 per share an aggregate of 857,694 shares of the Company’s Common Stock for an aggregate consideration of $557,501.

On March 28, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.30 per share an aggregate of 330,000 shares of the Company’s Common Stock for an aggregate consideration of $99,000.

Between March 28, 2018 and May 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at a price of $0.13 per share an aggregate of 341,231 shares of the Company’s Common Stock for an aggregate consideration of $44,360.

On March 19, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seven accredited investors at a price of $0.22 per share an aggregate of 15,600,000 shares of the Company’s Common Stock for an aggregate consideration of $3,432,000.

On March 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.31 per share an aggregate of 300,000 shares of the Company’s Common Stock for an aggregate consideration of $93,000.

Between March 23, 2018 and May 18, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to twenty accredited investors at a price of $0.20 per share an aggregate of 3,368,889 shares of the Company’s Common Stock for an aggregate consideration of $673,778.

Between March 8, 2018 and March 26, 2018, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to five accredited investors prices varying between $0.0065 per share and $0.0084 per share an aggregate of 2,630,771 shares of the Company’s Common Stock for an aggregate consideration of $21,660.

Between September 15, 2017 and September 26, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at a price of $0.01 per share an aggregate of 3,250,000 shares of the Company’s Common Stock for an aggregate consideration of $32,500.

Between August 4, 2017 and August 24, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to fifteen accredited investors at a price of $0.01 per share an aggregate of 2,500,000 shares of the Company’s Common Stock for an aggregate consideration of $30,000.

II-3

On July 28, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to an accredited investor at a price of $0.012 per share an aggregate of 9,080,000 shares of the Company’s Common Stock for an aggregate consideration of $90,800.

On June 30, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at a price of $0.01 per share an aggregate of 9,080,000 shares of the Company’s Common Stock for an aggregate consideration of $90,800.

On May 23, 2017, the Company entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus”) whereby the Company issued Auctus a convertible promissory note in the principal amount of $250,000 (the “May 2017 Auctus Note”). The May 2017 Auctus Note accrues interest at 12% per annum and is convertible into shares of the Company’s Common Stock at 60% multiplied by the Market Price. “Market Price” means the lowest Trading Price (as defined in the May 2017 Auctus Note) for the Common Stock during the twenty (20) Trading Day (as defined in the May 2017 Auctus Note) period ending on the latest complete Trading Day prior to the Conversion Date (as defined in the May 2017 Auctus Note). Pursuant to the Securities Purchase Agreement, the Company also issued 9,000,000 shares of Common Stock to Auctus.

On May 23, 2017, the Company entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) whereby the Company issued FirstFire a convertible promissory note in the principal amount of $250,000 (the “May 2017 FirstFire Note”). The May 2017 FirstFire Note accrues interest at 12% per annum and is convertible into shares of the Company’s Common Stock at 60% multiplied by the Market Price. “Market Price” means the lowest Trading Price (as defined in the May 2017 FirstFire Note) for the Common Stock during the twenty (20) Trading Day (as defined in the May 2017 FirstFire Note) period ending on the latest complete Trading Day prior to the Conversion Date (as defined in the May 2017 FirstFire Note). Pursuant to the Securities Purchase Agreement, the Company also issued 9,000,000 shares of Common Stock to FirstFire.

Between April 5, 2017 and May 23, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at prices varying between $0.01 per share and $0.02 per share an aggregate of 18,150,000 shares of the Company’s Common Stock for an aggregate consideration of $183,000.

Between January 23, 2017 and March 8, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seven accredited investors at a price of $0.02 per share an aggregate of 2,887,500 shares of the Company’s Common Stock for an aggregate consideration of $57,750.

On January 23, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seven accredited investors at prices varying between $0.0388 per share and $0.25 per share an aggregate of 10,900,000 shares of the Company’s Common Stock for an aggregate consideration of $1,177,800.

Between December 27, 2016 and January 23, 2017, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to three accredited investors at a price of $0.05 per share an aggregate of 1,060,000 shares of the Company’s Common Stock for an aggregate consideration of $53,000.

Between November 14, 2016 and December 13, 2016, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to two accredited investors at prices varying between $0.01 per share and $0.035 per share an aggregate of 8,574,700 shares of the Company’s Common Stock for an aggregate consideration of $123,247.

Between August 31, 2016 and September 9, 2016, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to seven accredited investors at a price of $0.05 per share an aggregate of 3,648,000 shares of the Company’s Common Stock for an aggregate consideration of $182,400.

Between August 25, 2016 and October 21, 2016, in an isolated private transaction that did not involve a public offering, and in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, the Company issued to six accredited investors at a price of $0.05 per share an aggregate of 8,825,000 shares of the Company’s Common Stock for an aggregate consideration of $441,250.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Amended and Restated Share Exchange Agreement and Plan of Reorganization by and among Imaging3, Inc., Grapefruit Boulevard Investments, Inc. and the Shareholders of Grapefruit Boulevard Investments, Inc.				X

3.1	Articles of Incorporation	10SB/A	3	12/09/2002

3.2	Amendment of Articles of Incorporation	SB-2/A	3.2	10/06/2004

3.3	Amendment of Articles of Incorporation	SB-2/A	3.3	10/21/2004

3.4	Amendment of Articles of Incorporation	SB-2/A	3.5	10/21/2004

3.5	Amendment of Articles of Incorporation	SB-2/A	3.6	10/21/2004

3.6	Amendment of Articles of Incorporation	SB-2/A	3.7	10/21/2004

3.7	Delaware Certificate of Merger	8-K	2.2	03/16/2018

3.8	Certificate of Incorporation	8-K	3.1	03/16/2018

3.9	Bylaws	10SB/A	3	12/09/2002

3.10	Delaware Bylaws	8-K	3.2	03/16/2018

3.11	Certificate of Determination for Series A Preferred Stock	8-K	3.1	03/23/2012

3.12	Amendment to Certificate of Determination for Series A Preferred Stock	8-K	3.1	03/23/2012

4.1	10% Convertible Promissory Note, dated May 31, 2019, issued by Imaging3, Inc. to Auctus Fund, LLC				X

5.1*	Legal Opinion of Lucosky Brookman LLP

10.1	Securities Purchase Agreement, dated May 31, 2019, by and between Imaging3, Inc. and Auctus Fund, LLC				X

10.2	Registration Rights Agreement, dated May 31, 2019, by and between Imaging3, Inc. and Auctus Fund, LLC				X

10.3	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC				X

10.4	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC				X

10.5	Common Stock Purchase Warrant dated May 31, 2019, issued to Auctus Fund, LLC				X

10.6	Lease by and between Coachillin’ Holdings LLC and Grapefruit BLVD Investments				X

10.7	Employment Agreement dated November 19, 2018 by and between Grapefruit Boulevard Investments, Inc. and Kristian B. Contreras				X

10.8	Greenberg Settlement Agreement dated July 5, 2019 by and between the Company and Greenberg Glusker Fields Claman & Machtinger, LLP				X

21.1	List of Subsidiaries				X

23.1	Consent of Rose, Snyder & Jacobs LLP				X

23.2*	Consent of Lucosky Brookman LLP (incorporated herein by reference to Exhibit 5.1)

#	Indicates management contract or compensatory plan, contract or arrangement.
*	To be filed by amendment.

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(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Desert of Hot Springs, California, on July 25, 2019.

Imaging3, Inc.

By:	/s/ Bradley Yourist
Name:	Bradley Yourist
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Justin Schreiber, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bradley Yourist	Chief Executive Officer (Principal Executive	July 25, 2019
Bradley Yourist	Officer), Director

/s/ Dan Yourist	Chief Operating Officer (Principal Financial Officer	July 25, 2019
Dan Yourist	and Principal Accounting Officer),

/s/ John Hollister	Director	July 25, 2019
John Hollister